Exhibit 10.25

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDED AND RESTATED PRODUCTS OFFTAKE AGREEMENT

between

MORGAN STANLEY CAPITAL GROUP INC.

PBF HOLDING COMPANY LLC

and

PAULSBORO REFINING COMPANY LLC

Dated as of August 30, 2012

Table of Contents

		Page

25.	Notices	47

26.	Nature of the Transaction and Relationship of the Parties	49

27.	Confidentiality	49

28.	Miscellaneous	49

Schedules

Schedule 1 – Products List

Schedule 2 – Slurry Inventory Sale Terms

Schedule 3 – List of Assigned Infrastructure Agreements and Assigned Term Agreements

Schedule 4 – Tank List

Schedule 5 – Form of Quarterly Forecast

Schedule 6 – Form of Monthly Delivery Schedule

Schedule 7 – Form of Weekly Nomination

Schedule 8 – Payment Days for Light Finished Products and Specialty Grades

Schedule 9 – Light Finished Products and Specialty Grade Pricing

Schedule 10 – Intermediate Products and Lubes Pricing

Schedule 11 – Slurry Pricing

Schedule 12 – Pro Forma Calculation of TVM

Schedule 13 – Form of Intermediates Nomination Notices

Schedule 14 – Transitional Offtake Agreement

AMENDED AND RESTATED PRODUCTS OFFTAKE AGREEMENT

This Amended and Restated Products Offtake Agreement is made as of August 30, 2012 to be effective as of September 1, 2012 (the “Effective Date”) at 00:00:01 a.m. EPT between Morgan Stanley Capital Group Inc., a Delaware corporation whose principal place of business is located at 2000 Westchester Avenue, Floor 01, Purchase, New York 10577-2530 (“MSCG”), PBF Holding Company LLC, a Delaware limited liability company who has a place of business located at One Sylvan Way, 2nd Floor, Parsippany, NJ 07054-3887 (“PBFH”), and Paulsboro Refining Company LLC, a Delaware limited liability company who has a place of business is located at One Sylvan Way, 2nd Floor, Parsippany, NJ 07054-3887 (“PRC”) (each of MSCG, PBF and PRC referred to individually as a “Party” or collectively as the “Parties” and, as used throughout this Agreement, the term “Party” in the singular shall be deemed either to refer to both PBF and PRC, jointly and severally, or to MSCG).

WHEREAS, MSCG and PBFH have previously entered into that certain Products Offtake Agreement, dated as of December 14, 2010 (the “Original Agreement”) pursuant to which MSCG agreed to provide offtake services for certain light finished products as specified in Schedule 1 hereto (“Light Finished Products”), certain intermediate products also as specified in Schedule 1 hereto (“Intermediate Products”), certain lube base oils also as specified in Schedule 1 hereto (“Lubes”, and collectively with the Light Finished Products and Intermediate Products, the “Products”) and slurry (“Slurry”) to PBFH at PRC’s crude oil refinery located at Paulsboro, New Jersey (the “Refinery”);

WHEREAS, PBFH assigned the Original Agreement to PRC pursuant to the Assignment and Assumption Agreement dated as of December 17, 2010 between PBFH and PRC (the “Assignment and Assumption Agreement”); and

WHEREAS, MSCG and PBFH and PRC desire to amend and restate the Original Agreement in its entirety to (i) reflect the addition of PBFH as a joint and several obligor with PRC (as used throughout this Agreement, “PBF” shall refer jointly and severally to PBFH and PRC), (ii) remove terms related to the offtake of Slurry from the Refinery and provide for the sale of MSCG’s inventory of Slurry to PBF, (iii) implement a procedure for nomination of, and for documentation of the economic terms for, Intermediate Product sourced from or bound for the market, (iv) reflect the original intentions of the Parties and the course of dealing of the Parties in respect of the true-up of Cash Pricing Differentials, (v) revise certain terms used in the procedure for the determination of the Sales Incentive, (vi) provide additional detail regarding PBF’s role as the refiner and reporting entity for purposes of complying with the relevant environmental laws and regulations, and (vii) certain other terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the premises and the respective promises, conditions, terms and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, MSCG and PBF hereby agree as follows:

1.	DEFINITIONS AND CONSTRUCTION

1.1	Definitions. For purposes of this Agreement, including the foregoing recitals, the following terms shall have the meanings indicated below.

“Acceptable Letter of Credit Issuer” means a major U.S. commercial bank or a U.S. branch of a foreign bank which, at all times: (a) (i) satisfies all regulatory capital requirements applicable to it (including any individual regulatory capital requirements); (ii) is “well capitalized” within the meaning of Section 38 of the Federal Deposit Insurance Act, as amended, or any successor statute, and any applicable regulations thereunder; (iii) has a senior unsecured credit rating of at least “A” (or its then current equivalent) by Standard & Poor’s Ratings Service (or any successor rating agency thereto) and at least “A2” (or its then current equivalent) by Moody’s Investors Service, Inc. (or any successor rating agency thereto); and (iv) meets the applicable criteria of the demanding Party for letter of credit issuers as in effect at such time, including credit, legal and risk management criteria; or (b) is otherwise acceptable to the demanding Party in its sole discretion.

“Additional Termination Event” means any of the events or circumstances specified as such in Section 18.3.

“Affected Party” has the meaning specified in Section 18.3.

“Affiliate” means, in relation to either Party, any entity controlled, directly or indirectly, by such Party, any entity that controls, directly or indirectly, such Party, or any entity directly or indirectly under common control with such Party. For this purpose, “control” of any entity or Party means ownership of a majority of the issued shares, or voting power or control in fact, of the entity or Party. For purposes of this Agreement, the term “Affiliate” does not include Morgan Stanley Derivative Products Inc.

“Agreement” or “this Agreement” means this Amended and Restated Products Offtake Agreement and all Schedules hereto, which are incorporated herein, as may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Ancillary Costs” means all actual direct and indirect costs and expenses associated with or arising from the acquisition, storage, receipt, delivery, handling, loading, discharge, movement and blending of Products at the Refinery, and all Taxes and charges imposed by any Governmental Authority.

“Applicable Law” means (i) any law, statute, regulation, code, ordinance, license, decision, order, writ, injunction, directive, judgment, policy, decree and any judicial or administrative interpretations thereof, (ii) any agreement, concession or arrangement with any Governmental Authority or (iii) any license, permit or compliance requirement, including under any Environmental Law, in each case as may be applicable to either Party or either Party’s performance under this Agreement.

“Assigned Infrastructure Agreements” means each of the agreements specified in Schedule 3.

“Assigned Term Agreements” means each of the agreements specified in Schedule 3 and substantially in the form of Schedule 2.

“Assignment and Assumption Agreement” has the meaning specified in the recitals hereto.

“Bankrupt” means, with respect to a Party, its Guarantor, any of its direct or indirect parent companies or any entity issuing a letter of credit on its behalf hereunder, as the case may be, that such Party (or its Guarantor, any of its direct or indirect parent companies or an entity providing a letter of credit on its behalf hereunder): (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation; (v) has a resolution passed for its winding-up, official management or liquidation, other than pursuant to a consolidation, amalgamation or merger; (vi) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for all or substantially all of its assets; (vii) has a secured party take possession of all or substantially all of its assets, or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets; (viii) files an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature; (ix) causes or is subject to any event with respect to it which, under Applicable Law, has an analogous effect to any of the events specified in clauses (i) to (viii) (inclusive); or (x) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et. seq.

“Barge” means any combination of tugs and barges with the ability to function as a flotilla or single units.

“Base Interest Rate” means the lesser of ***** and the maximum rate of interest permitted by Applicable Law.

“Breakage Costs” means, without duplication, all out-of-pocket losses, damages and expenses reasonably and necessarily incurred by the Performing Party as a result of termination and liquidation of this Agreement, any Sale Contract and any Specified Agreement, in each case including reasonable attorneys’ fees, court costs, collection costs, interest charges and other disbursements, and any costs incurred in a reasonable commercial manner in obtaining, maintaining, replacing or liquidating commercially reasonable hedges or trading positions relating to (i) the volumes of Products for which MSCG has incurred forward purchase or sale obligations in contemplation of fulfilling its objectives under this Agreement, (ii) any of MSCG Inventory or (iii) any Specified Agreement that is being terminated and liquidated.

“Buckeye” means Buckeye Partners, L.P. or any of its partnership subsidiaries or limited liability company subsidiaries, as applicable.

“Buckeye Pipeline” means the common carrier pipeline and related terminal system owned and operated by Buckeye, which includes connections between the Refinery and various delivery points in New Jersey, New York and Pennsylvania, and the connection between the Refinery and the Philadelphia International Airport.

“Business Day” means a day on which banks are open for general commercial business in New York, New York.

“Change of Control” means, as to PBF, the occurrence of, or the taking of any corporate action to facilitate, any of the following:

(i)	the consolidation of PBF or its Guarantor with another person, the merger of PBF or its Guarantor into another person, the merger of another person into PBF or its Guarantor, or any similar event pursuant to a transaction in which 50% or more of the voting shares of PBF are changed into or exchanged for cash, securities or other property (other than any such transaction where the holders of the voting shares of PBF or its Guarantor immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting shares of the surviving or resulting person or persons immediately after such transaction); or

(ii)	the consummation of any transaction or series of related transactions (including any merger or consolidation) the result of which is that any person other than PBF or its Guarantor becomes the beneficial owner directly or indirectly, of more than 30% of the voting shares of PBF or its Guarantor;

provided, however, that an initial public offering shall not constitute a Change of Control.

For purposes of this definition, any transfer of an equity interest in a person that was formed for the purpose of acquiring voting shares of a person shall be deemed to be a transfer of such portion of such voting shares as corresponds to the portion of the equity of such person that has been so transferred.

“Change of Law” means, on or after the Effective Date of the Original Agreement, any Applicable Law is adopted or changed or any court, tribunal or regulatory authority with competent jurisdiction changes its interpretation of any Applicable Law.

“Closing Date” has the meaning specified in the SPA.

“Colonial Pipeline” means the common carrier pipeline owned and operated by Colonial Pipeline Company, including the connection between the Refinery and Colonial Pipeline Company’s Woodbury, New Jersey terminal.

“Commencement Date” has the meaning specified in the Original Agreement.

“Credit Agreement” means (i) any present or future material agreement or undertaking by PRC or its parent for financing Refinery operations, (ii) any present or future material extension of credit, credit facility, guaranty, loan or indenture to or for PBF or its parent, (iii) any material obligation of PBF or its parent (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money, or any guaranty of PBF’s or any of its parent’s obligations, with any bank, financial or lending institution, bond or note issuer, indenture trustee, guarantor, underwriter, Affiliate or any other person, including the Revolving Credit Agreement; the Term Loan Agreement; and the former Senior Secured Note Agreement dated on or about December 17, 2010 among PBF as issuer thereunder, Paulsboro Natural Gas Pipeline Company, PBF Energy Company LLC and PBFH as guarantors thereunder, and Valero Energy Corporation as holder thereunder.

“Credit Event Upon Merger” means a Party or its Guarantor consolidates or amalgamates with, merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, (i) the resulting, surviving or transferee entity fails to assume all the obligations of such Party under this Agreement or any Specified Agreement, either by operation of law or by an agreement satisfactory to the other Party or otherwise, or (ii) in the reasonable opinion of the other Party, the creditworthiness of the successor, surviving or transferee entity, is materially weaker than the predecessor entity immediately prior to the consolidation, amalgamation, merger or transfer.

“Crude Counterparty” has the meaning specified in Section 4.5.2.

“Customer” means any person to whom MSCG or TPSI sells Products that were either produced at the Refinery and sold by PRC or PBFH to MSCG or delivered to the Refinery by MSCG, including any person that purchases Products under an Assigned Term Agreement. The term “Customer” shall not include TPSI unless otherwise specified.

“DCRC” means Delaware City Refining Company LLC.

“DCRC Offtake Agreement” means the Second Amended and Restated Products Offtake Agreement entered into by MSCG and PBF dated as of July 30, 2012.

“Default” means any of the events or circumstances specified as such in Section 18.2.

“Default Interest Rate” means the lesser of (i) the Prime Rate as published under “Money Rates” in the Wall Street Journal in effect at the close of the Business Day on which the payment was due plus *****%, and (ii) the maximum rate of interest permitted by Applicable Law.

“Defaulting Party” has the meaning specified in Section 18.4.

“Delivered Volumes” has the meaning specified in Section 5.9.

“Delivery Date” means any day on which Delivered Volumes of Products are delivered into the Tanks and purchased by MSCG or any day on which Delivered Volumes of Intermediate Products or Lubes are withdrawn from the Tanks and purchased by PBF.

“Delivery Month” has the meaning specified in Section 5.3.

“Early Termination Date” has the meaning specified in Section 18.4.3.

“Early Termination Fee” means the amount payable by one Party to the other Party in connection with the early termination of this Agreement in the amount specified in Section 18.5.

“Effective Date” means, assuming the due execution of this Agreement by each Party’s authorized representative, the date first written above, upon which this Agreement shall become binding upon and enforceable against the Parties.

“Environmental Law” means any existing or past law, policy, judicial or administrative interpretation thereof or any legally binding requirement that governs or purports to govern the protection of persons, natural resources or the environment (including the protection of ambient air, surface water, groundwater, land surface or subsurface strata, endangered species or wetlands), occupational health and safety and the manufacture, processing, distribution, use, generation, handling, treatment, storage, disposal, transportation, release or management of solid waste, industrial waste or hazardous substances or materials.

“EPA” means the United States Environmental Protection Agency.

“EPT” means Eastern Prevailing Time.

“Event of Default” means any of the events or circumstances specified as such in Section 18.2.

*****

“***** Term Agreement” means the ***** Agreement between VMSC and *****, dated September 16, 1998.

“Feedstock” has the meaning specified in Section 4.4.3.

“Final Payment Amount” has the meaning specified in Section 9.1.2.

“Final Payment Day” has the meaning specified in Schedule 8.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Finished Products Invoice” has the meaning specified in Section 9.5.1.

“Force Majeure Event” means any cause or event reasonably beyond the control of a Party, including fires, earthquakes, lightning, floods, explosions, storms, adverse weather, landslides and other acts of natural calamity or acts of God; navigational accidents or maritime peril; vessel damage or loss; strikes, grievances, actions by or among workers or lock-outs, whether or not such labor difficulty could be settled by acceding to any demands of any such labor group of individuals; accidents at, closing of, or restrictions upon the use of mooring facilities, docks, ports, pipelines, harbors, railroads or other navigational or transportation mechanisms; disruption or breakdown of or explosions or accidents to wells, storage plants, refineries, terminals, machinery or other facilities; acts of war, hostilities (whether declared or undeclared), civil commotion, embargoes, blockades, terrorism, sabotage or acts of the public enemy; any act or omission of any Governmental Authority; good faith compliance with any order, request or directive of any Governmental Authority; curtailment, interference, failure or cessation of supplies reasonably beyond the control of a Party; or any other cause reasonably beyond the control of a Party, whether similar or dissimilar to those above and whether foreseeable or unforeseeable, which, by the exercise of due diligence, such Party could not have been able to avoid or overcome.

For purposes of this Agreement, the term “Force Majeure” expressly excludes:

(i)	a failure of performance of any person other than the Parties (except to the extent that such failure otherwise would constitute a Force Majeure Event but for this exclusion);

(ii)	the loss of a Party’s market or any market conditions for any Products produced at the Refinery or any market conditions that are unfavorable for either Party;

(iii)	any failure by a Party to apply for, obtain or maintain any permit, license, approval or right of way necessary under Applicable Law for the performance of any obligation under this Agreement; and

(iv)	a Party’s inability to economically perform its obligations under any transaction undertaken pursuant to this Agreement.

“FTZ Adjustment” has the meaning specified in Section 4.7.2.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” means any federal, state or local governmental body, agency, instrumentality, authority or entity established or controlled by a government or subdivision thereof, including any legislative, administrative or judicial body or any person purporting to act therefor, port authority and any stock or commodity exchange or similar self-regulatory body or supervisory authority having appropriate jurisdiction.

“Guarantor” means, with respect to MSCG, Morgan Stanley, with respect to PBF, PBF Energy Company LLC (“PBFE”) and with respect to PRC, PBFH, provided, however, that in the event PBFE contributes or otherwise conveys its interest in PBFH to an Affiliate of PBFE, then MSCG shall accept a substitute Guaranty from such new entity on the same terms as the Guaranty from PBFE in place of the Guaranty provided by PBFE.

“Guaranty” means (i) the guaranty by MSCG’s Guarantor of MSCG’s prompt and complete payment of obligations under this Agreement, (ii) the guaranty by PBF’s Guarantor of PBF’s prompt and complete payment of obligations under this Agreement and (iii) the guaranty by PRC’s Guarantor of PRC’s prompt and complete payment of obligations under this Agreement, which is to be provided to PBF or MSCG, as applicable, pursuant to Section 12.2.

“Independent Inspector” means a licensed person acceptable to both Parties that performs sampling, quality analysis and quantity determinations of the Products purchased by a Party under this Agreement.

“Initial Inventory” means certain Products and Slurry inventory located in the Refinery on or around the Commencement Date that were sold by PBFH or PRC to MSCG.

“Initial Term” has the meaning specified in Section 2.1.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated on or about April 7, 2011 among MSCG; UBS AG, Stamford Branch; DCRC, PBFH and PRC, as Borrowers; and the other loan parties thereto

“Intermediate Products” has the meaning specified in the recitals hereto.

“Intermediates Nomination Notice” means a nomination notification substantially in the form of Schedule 13A hereto, in the case of certain sales of Intermediate Product from MSCG to PBF as described herein, or in the form of Schedule 13B hereto, in the case of certain sales of Intermediate Product from PBF to MSCG as described herein.

“Inventory Sale Agreement” means the agreement between PBF and MSCG, dated as of December 14, 2010, pursuant to which MSCG purchased from PBF and PBF sold to MSCG, the Initial Inventory.

“Invoice Day” means each Business Day during the Term and each of the first three Business Days after the Termination Date.

“Letter of Credit Default” means the occurrence of any of the following events as to any outstanding letter of credit: (i) the Acceptable Letter of Credit Issuer no longer meets one or both of the criteria of an “Acceptable Letter of Credit Issuer” as defined in this Agreement; (ii) the Acceptable Letter of Credit Issuer fails to comply with or perform its obligations under such letter of credit; (iii) the Acceptable Letter of Credit Issuer disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such letter of credit; (iv) the letter of credit expires or terminates, or fails or ceases to be in full force and effect at any time during any period when the demanding Party requires that the other Party maintain the letter of credit; (v) the Party providing the letter of credit as performance assurance fails to cause a renewal or replacement letter of credit to be delivered to the demanding Party at least 15 Business Days (or by such other date required by the demanding Party) prior to the expiration of such letter of credit; or (vi) the Acceptable Letter of Credit Issuer becomes or is Bankrupt.

“Liabilities” means any and all claims, demands, suits, losses, expenses (including reasonable attorneys’ fees), damages, charges, fines, penalties, deficiencies, assessments, interest, fines, costs and expenses of any kind (including reasonable attorneys’ fees and other fees, court costs and other disbursements), causes of action and liabilities of every type and character, including personal injury or death to any person or loss or damage to any personal or real property, and any Liabilities directly or indirectly arising out of or related to any suit, proceeding, judgment, settlement or judicial or administrative order and any Liabilities with respect to Environmental Laws.

“LIBOR” means, as of the date of any determination, the London Interbank Offered Rate for one-month U.S. dollar deposits appearing on Page 3750 of the Telerate screen (or any successor page) at approximately 11:00 a.m. (London time). If such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), LIBOR shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as MSCG may select or, in the absence of such availability, by reference to the rate at which MSCG is offered one-month U.S. dollar deposits at or about 11:00 a.m. (London time) in any interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted. LIBOR shall be established on the first day on which a determination of the interest rate is to be made under this Agreement and shall be adjusted daily based on the one-month LIBOR quotes made available through the foregoing sources.

“Lien” means any lien, pledge, mortgage, claim, charge, encumbrance or other security interest of any nature whatsoever that secures any obligation of any person or any other agreement or arrangement having a similar effect.

“Light Finished Products” has the meaning specified in the recitals hereto.

“Location Premium” has the meaning specified in Section 9.2.1.

“Lubes” has the meaning specified in the recitals hereto.

“Material Adverse Change” means, (i) as to PBF or its Guarantor, any condition, circumstance, event, change or effect or combination thereof that individually or in the aggregate has or reasonably could be expected to have or result in (A) a material adverse change in, or a material adverse effect upon, PBF’s or its Guarantor’s operations, business, properties, condition (financial or otherwise) or prospects taken as a whole, for which MSCG has reasonable grounds for insecurity under this Agreement; (B) a material impairment of the ability of PBF to perform any of its obligations under any of the Transaction Documents or any Specified Agreement or of its Guarantor to perform any of its obligations under the Guaranty, or (C) a material adverse effect upon the legality, validity, binding effect or enforceability against PBF of any of the Transaction Documents or any Specified Agreement or against its Guarantor of the Guaranty, or any rights or remedies against such Party under any of the Transaction Documents, Specified Agreement or the Guaranty, as the case may be, and (ii) as to MSCG, *****.

“Monthly Delivery Schedule” means the schedule prepared by PBF that sets forth the Nominated Volumes for the relevant Delivery Month, as further described in Section 5.3.

“Monthly Specialty Premium Adjustment” has the meaning specified in Section 9.2.2.

“Monthly True-Up Notice” has the meaning specified in Section 9.6.

“Monthly True-Up Payment” means the monthly payment to be paid by one Party to the other Party, which comprises the items and adjustments described in Section 9.6.

“MSCG Inventory” means, from time to time, (i) the Products that MSCG purchased from PBF under the Inventory Sale Agreement or this Agreement and that MSCG currently owns and (ii) any Products or ethanol that MSCG purchased from third parties and delivered to the Refinery, the NuStar Terminal or the Plains Terminal (including, in each case, any pipeline line fill, Tank bottoms and working inventories, other than linefills that MSCG does not purchase on the Closing Date pursuant to the Inventory Sale Agreement which shall at all times be owned by PBF), wherever located, including while in the Tanks, within a Pipeline or while loaded upon Barges.

“MSCG Purchase Payment Amount” has the meaning specified in Section 9.1.3.

“MSCG Weekly Supply Report” has the meaning specified in Section 5.6.

“Net Finished Products Amount” has the meaning specified in Section 9.5.1.

“Net Payment Amount” has the meaning specified in Section 9.5.2.

“Net Payment Amount Invoice” has the meaning specified in Section 9.5.2.

“Non-Performing Party” means either the Affected Party (as defined in Section 18.3) or the Defaulting Party, as defined in Section 18.4.

“NuStar” means NuStar Energy L.P.

“NuStar Terminal” means the refined petroleum products storage and distribution terminal owned and operated by NuStar, which is located adjacent to the Refinery at 7 North Delaware Street, Paulsboro, New Jersey.

“Payment Direction Agreement” means the agreement entered into among PBFH, MSCG and SMT and dated as of December 17, 2010 and assigned by PBFH to PRC pursuant to the Assignment and Assumption Agreement, whereby PRC may assign the receivables owing to PRC in respect of Finished Light Products, Specialty Grades and any other Product mutually agreed upon by the Parties from time to time to SMT such that MSCG pays amounts otherwise due to PRC to SMT directly.

“PBF” has the meaning specified in the recitals hereto.

“PBF Purchase Payment Amount” has the meaning specified in Section 9.1.3.

“PBFH” has the meaning specified in the recitals hereto.

“Performing Party” has the meaning specified in Section 18.4.

“Pipelines” means, collectively, the Buckeye Pipeline and the Colonial Pipeline, and “Pipeline” means any one of these.

“Plains” means Plains All American Pipeline, L.P.

“Plains Terminal” means the refined petroleum products and ethanol storage and distribution terminal owned and operated by Plains, which is located at 3rd Street and Billingsport Road, Paulsboro, New Jersey.

“Potential Event of Default” means any Event of Default, which with notice or the passage of time, would constitute an Event of Default.

“PRC” has the meaning specified in the recitals hereto.

“Products” has the meaning specified in the recitals hereto.

“Provisional Payment Day” has the meaning specified in Schedule 8.

“Provisional Specialty Premium” has the meaning specified in Section 9.2.2.

“Quarterly Forward Price Report” has the meaning specified in Section 5.7.

“Refinery” has the meaning specified in the recitals hereto.

“Relevant Delivery Date” has the meaning specified in Section 9.1.1.

“Renewal Term” has the meaning specified in Section 2.2.

“Representatives” means a Party’s or any of its Affiliates’ directors, officers, employees, auditors, consultants, banks, financial advisors and legal advisors.

“Revolving Credit Agreement” means that certain Amended and Restated Revolving Credit Agreement dated as of May 31, 2011, among PBFH, DCRC, TRC and PRC as Borrowers, and the Guarantors and Lenders party thereto.

“Run-off Period” has the meaning specified in Section 11.1.

“Sale Contract” means a contract between MSCG and a Customer or between TPSI and a Customer for the sale of any Product that MSCG purchases from PBF hereunder.

“Sales Incentive” has the meaning specified in Section 9.3.

“Slurry” has the meaning specified in the recitals hereto.

“SMT” means Statoil Marketing and Trading (US) Inc.

“SPA” means that certain Stock Purchase Agreement dated as of September 24, 2010, between PBFH and Valero Refining and Marketing Company.

“Specialty Grade” has the meaning specified in Section 4.5.1.

“Specialty Grade Premium” has the meaning specified in Section 9.2.2.

“Specified Agreement” means any agreement between the Parties to purchase, sell or exchange commodities, including any spot or forward contract, future, option, swap, swap option, cap, floor or collar or other derivative transaction on or with respect to a commodity or any combination of these transactions.

“Specified Indebtedness” means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) of PBF or any Affiliate of PBF in respect of borrowed money.

“Storage Agreement” means the Terminaling and Storage Services Agreement entered into by PBFH and MSCG and dated as of December 14, 2010 and assigned from PBFH to PRC pursuant to the Assignment and Assumption Agreement.

“Tanks” means each of the tanks located at the Refinery and leased to MSCG pursuant to the Storage Agreement as listed in Schedule 4 hereto, which specifies the available working capacity and other characteristics for each tank.

“Taxes” means any and all federal, state and local taxes, duties, fees and charges of every description, including all motor fuel, excise, gasoline, aviation fuel, special fuel, diesel, environmental, spill, gross earnings or gross receipts and sales and use taxes, however designated, paid or incurred with respect to the purchase, storage, exchange, use, transportation, resale, importation or handling of the Product; provided, however, that “Taxes” does not include: (i) any tax imposed on or measured by net profits, gross or net income, or gross receipts (excluding, for the avoidance of doubt, any transaction taxes such as sales, use, gross earnings or gross receipts or similar taxes that are based upon gross receipts, gross earnings or gross revenues received only from the sale of petroleum products); (ii) any tax measured by capital value or net worth, whether denominated as franchise taxes, doing business taxes, capital stock taxes or the like; and (iii) business license or franchise taxes or registration fees.

“Term” means the Initial Term and any Renewal Term or Renewal Terms.

“Term Loan Agreement” means the former Term Loan Credit Agreement dated on or about December 17, 2010 among PBFH, DCRC and PRC as Borrowers, and the Guarantors and Lenders party thereto.

“Termination Amount” has the meaning specified in Section 18.9.

“Termination Date” has the meaning specified in Section 11.1.

“Termination Event” means an Event of Default or an Additional Termination Event.

“TPSI” means TransMontaigne Product Services Inc., an Affiliate of MSCG.

“Transaction Documents” means this Agreement, the Storage Agreement, the Inventory Sale Agreement, the Payment Direction Agreement, the Tri-Party Agreement (if entered into), the Assignment and Assumption Agreement, the Assigned Term Agreements, the Assigned Infrastructure Agreements, each Guaranty, the Intercreditor Agreement and any confirmations or other writings or communications that document the sales of Products from PBF to MSCG or the sales of Intermediate Products and Lubes from MSCG to PBF.

“TRC” means Toledo Refining Company LLC.

“Tri-Party Agreement” means the ***** Supply Tri-Party Agreement that *****, PBF and MSCG intend to enter into on or before the Commencement Date relating to payment and delivery under the ***** Term Agreement.

“Unpaid Amounts” means any amounts owed by one Party to another Party under this Agreement that have not been paid as of the date of determination.

“Valero Inventory Sales Agreement” has the meaning specified in the recitals hereto.

“VMSC” has the meaning specified in the recitals hereto.

“Weekly Nomination” has the meaning specified in Section 5.4.

1.2	Interpretation. Unless the context otherwise requires or except where specifically stated otherwise, in this Agreement:

1.2.1	words using the singular or plural number also include the plural or singular number, respectively;

1.2.2	references to any Party shall be construed as a reference to such Party’s successors in interest and permitted assigns;

1.2.3	references to a provision of Applicable Law or Applicable Laws generally are references to that provision or Applicable Laws generally, as may be amended, extended or re-enacted from time to time;

1.2.4	references to “days,” “months” and “years” mean calendar days, months and years, respectively, and a “day” consists of the 24-hour period commencing at 12:00:00 a.m. EPT and ending on 11:59:59 EPT on that day;

1.2.5	references to “dollars” or “$” mean U.S. dollars;

1.2.6	references to “Sections” and “Schedules” in this Agreement, or to a provision contained therein, shall be construed as references to the Sections and Schedules of this Agreement, as may be amended, modified or supplemented from time to time in accordance with the terms hereof. References to any other agreement, or other document or to a provision contained in any of these, shall be construed, at the particular time, as a reference to it as it may then have been amended, supplemented, modified, suspended, assigned or novated in accordance with its terms;

1.2.7	references to “assets” include present and future properties, revenues and rights of every description;

1.2.8	references herein to “consent” mean, unless otherwise specified, the prior written consent of the Party at issue, which shall not be unreasonably withheld, delayed or conditioned;

1.2.9	the terms “hereof,” “herein,” “hereby,” “hereto” and similar words refer to this entire Agreement and not any particular Section, subsection, Schedule or subdivision of this Agreement;

1.2.10	the words “include” or “including” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of like import;

1.2.11	references to a “judgment” include any order, injunction, determination, award or other judicial or arbitral measure in any jurisdiction;

1.2.12	references to “obligations” shall be construed to mean a Party’s prompt and complete performance of its covenants and obligations required pursuant to this Agreement; and

1.2.13	references to any “person” include any natural person, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, estate, association, partnership, statutory body, joint stock company or any other private entity or organization, Governmental Authority, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

1.3	If there is any ambiguity, inconsistency, discrepancy or conflict between this Agreement and any other Transaction Document, this Agreement shall prevail.

1.4	Unless otherwise specified, in computing any period of time under this Agreement the day of the act, event or default from which such period begins to run shall be day “zero” and not included. If the last day of the period so computed is not a Business Day then, unless this Agreement provides otherwise, the period shall run until the end of the next Business Day.

1.5	The provisions of this Agreement shall be construed in accordance with the natural meanings of its terms, and the contra proferentum rule shall not apply to the construction or interpretation of this Agreement.

2.	EFFECTIVE DATE AND TERM

2.1	Original Agreement. As of the date hereof the Original Agreement will be amended and restated in its entirety by this Agreement. Schedule 10 hereto shall be deemed to reflect the Parties’ original intentions regarding the Cash Pricing Differential and therefore shall be deemed to have been effective from December 14, 2010 and during the term of the Original Agreement. Schedule 9 hereto shall be deemed to reflect the Parties’ intentions as of January 1, 2012 regarding the determination of the Sales Incentive and therefore shall be deemed to have been effective from January 1, 2012. The Parties shall true-up any prior payments of Sales Incentive in 2012 based on the provisions of Schedule 9 hereto and include any such true-up amount in the first Monthly True-Up Payment Amount following the Effective Date.

2.2	Initial Term. This Agreement shall commence on the Effective Date and shall continue in effect through either (i) the second anniversary of the “Commercial Operations Date” under the DCRC Offtake Agreement, or, (ii) June 30, 2013 if the Commercial Operations Date (as defined in the DCRC Offtake Agreement) does not occur prior to June 30, 2011 (in either case, the “Initial Term”).

2.3

Renewal Term. Unless either Party provides written notice delivered no later than nine (9) months prior to expiration of the Initial Term (September 30, 2012) requesting termination at expiration of the Initial Term, and absent an Event of Default or Additional Termination Event that results in an Early Termination Date, from and after expiration of the Initial Term this Agreement shall automatically renew upon expiration of the Initial Term and continue in full force and effect thereafter for a period of nine (9) months (such period from the expiration of the Initial Term, a “Renewal Term”). This Agreement shall automatically renew for nine (9) month terms at the conclusion of the first Renewal Term (each such nine (9) month term a Renewal Term); provided, however, that at any time after September 30, 2012 and during any Renewal Term either Party may terminate this Agreement pursuant to a written notice delivered to the other Party no less than nine (9) months prior to the Termination Date designated in such notice, but if an earlier Early Termination Date applies, then this Agreement shall terminate on such Early Termination Date. Notwithstanding termination pursuant to this Section 2.3 the Parties shall perform their obligations relating to termination pursuant to Section 11.

3.	[RESERVED]

4.	DAILY PURCHASES AND SALES OF PRODUCT

4.1	Purchase by PBF of Slurry Inventory. Pursuant to Schedule 2, MSCG shall sell to PBF, and PBF shall purchase from MSCG, MSCG’s entire inventory of Slurry located at the Refinery. PBF shall pay to MSCG the purchase price for such Slurry on the payment terms described in Schedule 11.

4.2	Purchase by MSCG of Refinery Offtake. MSCG agrees to purchase from PBF, and PBF agrees to sell to MSCG, the output of Products from the Refinery in accordance with the terms of this Agreement.

4.2.1	Conditions to Offtake Obligations. MSCG’s Product offtake obligations are subject to the absence of a default under one or more Assigned Term Agreements that collectively have a material adverse effect on MSCG’s ability to move Products out of the Tanks for sale to Customers and subject further to PBF’s performance of its obligations hereunder and under the other Transaction Documents.

4.3	Supply by MSCG of Intermediate Products and Lubes. MSCG agrees to supply, sell and deliver to PBF, and PBF agrees to purchase and take delivery of, (i) the Intermediate Products requirements of the Refinery and (ii) Lubes for sales by PBF to PBF’s customers, in each case in accordance with the terms of this Agreement.

4.3.1	Conditions to Supply Obligations. MSCG’s supply obligations shall be consistent with each Intermediates Nomination Notice delivered by MSCG and, with respect to volumes that are not delivered pursuant to an Intermediates Nomination Notice, the communications between the Parties, and such obligations shall be subject to PBF’s performance of its obligations hereunder and under the other Transaction Documents.

4.4	Exclusivity.

4.4.1	Exclusive Purchaser. PBF agrees that MSCG shall be its exclusive purchaser of all Products produced in the Refinery during the Term of this Agreement. Unless otherwise agreed in advance in writing by MSCG, PBF agrees not to sell, deliver or transfer title to Products to any person other than MSCG and not to transfer custody to Product to any person other than to MSCG or to its or to a designee’s carrier for delivery to Customers.

4.4.2

Exclusive Supplier. PBF agrees that, as long as MSCG has not breached its obligations to supply the requirements of the Refinery, MSCG shall be its exclusive supplier of Intermediate Products for processing or blending in the Refinery during the Term of this

Agreement, and in the case of any breach, exclusivity shall be suspended only to the extent of the deficiency in supply. PBF agrees not to purchase Intermediate Products from any person other than MSCG unless otherwise agreed in advance in writing by MSCG or unless MSCG objects to any sale of Intermediate Product requirements hereunder, in which case exclusivity shall be suspended to the extent of such objection.

4.4.3	Exclusive Use of Tanks. Pursuant to the Storage Agreement, and subject to PRC’s rights to control Refinery operations under Section 4.6.4, PRC shall make available to MSCG all of PRC’s and its Affiliates’ rights to use the Tanks for the Term of this Agreement. PRC shall reasonably coordinate with MSCG any planned or unplanned change in Tank utilization, including when the service of a Tank is changed from use for one Intermediate Product, Light Finished Product or Lubes to use for another, or changed from use for a Product to use for a product that is being or will be sold to PBF or a Crude Counterparty (a “Feedstock”), and shall use commercially reasonable efforts to provide alternative tank capacity if a Tank must be taken out of service or its use changed. If, pursuant to the terms of the Storage Agreement, PRC determines that a Tank shall no longer be available to MSCG for storage of Products, PRC as storage provider shall provide alternative capacity (under the terms of the Storage Agreement), and shall either transfer MSCG’s Product to the alternative tank, or shall purchase the Product in such Tank from MSCG pursuant to an in-tank transfer. The pricing and payment terms for such sale shall be the same pricing and payment terms that would apply to a purchase by MSCG of such Product as of such day under this Agreement.

4.5	Specifications. The Products sold and delivered to MSCG at the Refinery shall generally conform to the typical properties set forth for each grade of Light Finished Products and Lubes in Schedule 1 as amended from time to time.

4.5.1	Specialty Grades. From time to time, PBF may desire to make or MSCG may desire to sell a customized product that is not included in the grades of Products encompassed in Schedule 1 (a “Specialty Grade”). In this circumstance, the Parties shall negotiate in good faith to agree to the terms under which such Specialty Grade would be produced, priced and delivered and in the absence of an agreement as to such terms, no production or sale of a Specialty Grade shall occur.

4.5.2	Quality Downgrades. In the event that any portion of MSCG Inventory located in Tanks is downgraded such that it no longer meets (or never met) the typical properties of the Product specified in Schedule 1 on which the price for MSCG’s purchase was based (the “Original Price”), then either (i) if the product has been downgraded to a Feedstock, MSCG shall deliver and sell (either by in-tank transfer or delivery at the outlet flange of the Tank in which such inventory is stored at the time) and PRC shall purchase or cause SMT or any other PBF crude oil supply counterparty (“Crude Counterparty”) to purchase such inventory at a price equal to the Original Price; or (ii) in any other case, MSCG and PBF shall negotiate in good faith to agree on the disposition of the Product or other action in respect of such downgrade to ensure that such downgrade does not have an adverse impact on MSCG.

4.6	Title, Risk of Loss and Custody.

4.6.1

Transfer of Title. Title to Products purchased by MSCG pursuant to the terms of this Agreement shall pass from PBF to MSCG as the Product passes the inlet flange of the Tank to which the Products are being delivered. Title to Products purchased by PBF pursuant to the terms of this Agreement shall pass from MSCG to PBF as the Intermediate Product or Lubes pass the outlet flange of the Tank from which such Product is being delivered.

4.6.2	Ownership. MSCG shall own and have title to all of the Products located at the Refinery after title to such Products passes from PBF to MSCG as described in Section 4.6.1 and shall own and have title to all Products that it delivers into the Refinery, in each case, until MSCG sells such Products to PBF or otherwise disposes of such Products in connection with the termination or expiration of this Agreement.

4.6.3	Transfer of Custody. PBF shall maintain custody of all Products owned by MSCG pursuant to the terms of the Storage Agreement.

4.6.4	Refinery Operations. At all times PRC shall have and retain complete control of the Refinery and its maintenance and operations, including utilization or maintenance of Tanks.

4.7	Foreign Trade Zone Status.

4.7.1	If MSCG sells Product to a Customer for export and such Product is duty free pursuant to the U.S. Customs and Border Protection Foreign Trade Zone (“FTZ”) Regulations (19 C.F.R. Part 146) (such Product, “FTZ Product”), and the economics of the sale to the Customer is adjusted because the FTZ Product is being sold duty free, a corresponding price adjustment shall be made to the Provisional Price and/or the Final Price payable by MSCG pursuant to Section 9.1. In any case, the Parties intend that the Customer will be responsible for completing the application process or taking any action required to exempt itself from the payment of the relevant customs duty.

4.7.2	***** agrees to reimburse ***** for any economic adjustment (an “FTZ Adjustment”) for the account of a Customer that purchases Product provided by ***** if such Customer would have purchased duty-free FTZ Product but for the ***** to obtain or maintain FTZ status for the Refinery at the time of *****’s sale to such Customer. Any such FTZ Adjustment will be ***** that would be payable to ***** with respect to the affected Product sales contract. MSCG shall consult with PBF regarding the availability of duty offsets prior to any sale of Product to a Customer that intends to purchase FTZ Product.

4.8	Blending of Products at the Refinery. In its role as a “fuel manufacturer” and a “refiner” (as such terms are defined under 40 C.F.R. Part 79 and Part 80) PBF shall be responsible for: (i) registering the Products and the Refinery with the EPA, (ii) designating all of the volumes of Products that it may produce by refining and/or blending in accordance with EPA requirements, (iii) testing and certifying Product batches in accordance with EPA requirements, (iv) compliance with all applicable EPA recordkeeping and reporting requirements, (v) properly administering the product transfer document (“PTD”) requirements of the EPA, (vi) meeting the renewable volume obligation (“RVO”) compliance requirements as required under the RFS2 program, and (vii) any and all other “fuel manufacturer” and “refiner” requirements set forth by the EPA under 40 C.F.R. Part 79 and Part 80.

PBF shall indemnify, defend, and hold harmless MSCG against any and all liabilities in connection with a breach by PRC of its obligations under this Section 4.8.

5.	DELIVERY NOMINATIONS AND REPORTING

5.1	Coordination, Planning and Information Flow Procedures. The Parties shall develop procedures for the exchange of information between PBF and MSCG throughout the Term to facilitate optimization of the Refinery operations and production scheduling with MSCG’s marketing and sales activities. Such procedures will include meetings (whether in person or by telephone or video conference) on an as required basis and a monthly meeting in person between PBF personnel and MSCG to, amongst other things, review the then current maintenance activities, delivery and production programs and related operational issues and to consider marketing activity and opportunities.

5.2

Monthly Delivery Schedule. Prior to the 20th of every month, the Parties shall consult regarding the production and delivery schedule for the next following month and PBF shall provide MSCG with a report reflecting such forecasted schedule (the “Monthly Delivery Schedule”), substantially in the form attached hereto in Schedule 6, that indicates (i) the Refinery’s non-binding estimate of the production of each grade of Intermediate Product, Light Finished Product and Lubes, and (ii) the Refinery’s non-binding estimate of Intermediate Products (by grade) and Lubes requirements, in each case, specifying volumes of each grade of Product for delivery during the following month (each, a “Delivery Month”). PBF shall notify MSCG promptly upon becoming aware of significant changes for operational purposes to the Monthly Delivery Schedule and MSCG shall notify PBF promptly upon becoming aware of circumstances that could impact its ability to receive or deliver Product during the period covered by the Monthly Delivery Schedule. The information related to Refinery production provided in the Monthly Delivery Schedule is provided for the Parties’ planning purposes only.

5.3	Weekly Nomination. No later than 10:00 a.m. EPT on Thursday of each calendar week, PBF shall provide to MSCG a report (the “Weekly Nomination”), substantially in the form attached hereto in Schedule 7, specifying the non-binding best estimate of the Refinery’s production of each grade of Intermediate Product and Light Finished Product, in each case, specifying volumes of each grade of Product for delivery on each day during the next following calendar week. If any Thursday is not a Business Day, the Weekly Nomination shall be delivered on the first preceding Business Day.

5.4	Intermediate Products Nominations. Absent advance notification from MSCG to the contrary, MSCG agrees to purchase from PBF, and PBF agrees to sell to MSCG, the Intermediate Products produced in the Refinery and delivered into the Tanks during the Term of this Agreement. Absent advance notification from MSCG to the contrary, MSCG agrees to sell to PBF, and PBF agrees to purchase from MSCG, the Intermediate Products requirements of the Refinery and delivered out of the Tanks during the Term of this Agreement.

MSCG may intend to purchase Intermediate Products from the market for sale to PBF in order to meet PBF’s requirements in part, and in such case, MSCG shall deliver to PBF an Intermediates Nomination Notice specifying the volume, grade, price and other terms that will apply to the sale of such externally sourced Intermediate Products from MSCG to PBF. Absent notification from PBF to MSCG within one Business Day of receiving such Intermediates Nomination Notice, the Parties obligations for the sale from MSCG to PBF of the quantity of Product specified in the Nomination Notice and on the other terms specified therein shall be deemed binding.

MSCG may intend to sell Intermediate Products to the market after purchasing such Intermediate Products from PBF pursuant to MSCG’s offtake obligations hereunder, and in such case, MSCG shall deliver to PBF an Intermediates Nomination Notice specifying the volume, grade, price and other terms that will apply to the purchase of such Intermediate Products by MSCG from PBF. Absent notification from PBF to MSCG within one Business Day of receiving such Intermediates Nomination Notice, the Parties obligations for the sale from PBF to MSCG of the quantity of Product specified in the Nomination Notice and on the other terms specified therein shall be deemed binding.

Nothing in this Section 5.4 shall relieve MSCG from or diminish the obligations of MSCG to supply the Refinery’s requirements of Intermediate Products or purchase from PBF the Intermediate Products production of the Refinery as set forth above in this section and Section 4, except the “Conditions to Offtake Obligations” in Section 4.2.1 and the “Conditions to Supply Obligations” in Section 4.3.1.

5.5	Coordination of the Parties. The Parties agree that each Monthly Delivery Schedule, Weekly Nomination and Intermediates Nomination Notice shall be prepared in coordination between the Parties. PBF agrees to make a good faith effort to (i) produce and sell to MSCG Products in the volumes set forth in each Monthly Delivery Schedule, Weekly Nomination and Intermediates Nomination Notice, and (ii) purchase from MSCG Intermediate Products and Lubes in the volumes set forth in each Monthly Delivery Schedule and Intermediates Nomination Notice. PBF shall indemnify MSCG or TPSI or both for any costs, expenses or other losses that it incurs in respect of a Sale Contract as a result of PBF’s failure to make commercially reasonable efforts to deliver volumes of Products to MSCG in accordance with the Monthly Delivery Schedule and the Weekly Nomination.

5.6	MSCG Weekly Supply Report. On the first Business Day of each calendar week, MSCG shall provide PBF with a report indicating the volumes and grades of Light Finished Products and Specialty Grades estimated to be sold by MSCG under Sale Contracts with Customers during the following week (the “MSCG Weekly Supply Report”). The MSCG Weekly Supply Report will include a non-binding estimate of the volumes of each grade of Light Finished Products and Specialty Grades to be delivered to the NuStar Terminal, to each of the Pipelines and for waterborne transportation by Barge. The actual volumes and grades of Light Finished Products and Specialty Grades to be withdrawn from the Tanks and delivered to the NuStar Terminal, the Pipelines or onto a Barge, as applicable, shall be based on instructions provided to PBF by MSCG pursuant to the terms of the Storage Agreement. The information in the MSCG Weekly Supply Report is being provided for the Parties’ informational and planning purposes only, MSCG is not acting as a financial advisor or fiduciary or in any similar capacity and MSCG is not giving PBF any assurance or guarantee as to the forward prices contained in the MSCG Weekly Supply Report.

5.7	Quarterly Forward Price Report. On or prior to the last Business Day of each calendar month, MSCG shall provide PBF with a report of MSCG’s estimated forward prices for each grade of Product for the following three calendar months (the “Quarterly Forward Price Report”). The information provided in the Quarterly Forward Price Report is provided for the Parties’ planning purposes only. The information in the Quarterly Forward Price Report is being provided for the Parties’ informational and planning purposes only, MSCG is not acting as a financial advisor or fiduciary or in any similar capacity and MSCG is not giving PBF any assurance or guarantee as to the forward prices contained in the Quarterly Forward Price Report.

5.8	Other Reports. PBF shall provide MSCG with all daily tank gauging reports covering the Tanks, daily refinery production reports, weekly refinery production reports, monthly refinery production reports, any reports it receives from Pipelines, and, if reasonably requested by MSCG, any other information related to the transactions covered by this Agreement.

5.9	Daily Report of Delivered Volumes. On or prior to 11:00 a.m. EPT on each Business Day, PBF shall deliver to MSCG (for receipt on or prior to 11:00 a.m. EPT) a report setting forth the actual volumes of each grade of Product (the “Delivered Volumes”) delivered into and delivered out of each Tank on the immediately prior days and total MSCG Inventory levels in each Tank, in each case based on the best available information, including daily tank gauging reports and other relevant Refinery measurements (the “Daily Report of Delivered Volumes”). In addition, (i) the Daily Report of Delivered Volumes delivered on each Friday will include PBF’s good faith estimate of the volumes for each grade of Light Finished Product and Specialty Grades that will be delivered to MSCG into Tanks on such Friday and (ii) the Daily Report of Delivered Volumes delivered on each Provisional Payment Day in respect of a Delivery Date occurring on or after such Provisional Payment Day as specified in Schedule 8 shall include PBF’s good faith estimate of the volumes for each grade of Light Finished Product and Specialty Grades that will be delivered to MSCG into Tanks on such Delivery Date(s). The Delivered Volumes shall be subject to subsequent adjustment as required as part of the Monthly True-Up Payment as may be necessary to reflect any additional or more accurate measurement information

5.10	Environmental Reports. PBF shall provide MSCG with notification of PBF’s reporting to EPA pursuant to 40 C.F.R. Parts 79 and 80, and the regulations promulgated thereunder, copies of attest audit reports submitted to EPA pursuant to 40 C.F.R. Part 80, and the regulations promulgated thereunder, and a summary each quarter of PBF’s RIN inventory and each estimated RVO calculated under 40 C.F.R. § 80.1407(a).

6.	MSCG SALES

6.1	MSCG Sales. PBF agrees to cooperate with MSCG to facilitate the sale by MSCG to MSCG’s Customers of Light Finished Products under the terms of Sale Contracts entered into between MSCG and Customers from time to time.

6.2	Sales at NuStar Terminal Rack. PBF agrees and acknowledges that MSCG may sell Light Finished Products to TPSI in order to effect sales of Products to Customers at the truck loading rack located at the NuStar Terminal and that therefore all sales of Products to Customers at the rack may be sold first by MSCG to TPSI, and then sold by TPSI to the Customer as the Products are delivered into the Customer’s truck at the rack. Sales by MSCG to TPSI shall not affect the amounts owed to PBF by MSCG.

6.2.1	PBF shall cooperate and communicate with TPSI, as appropriate, in scheduling transfers, pursuant to the terms of the Storage Agreement, of Finished Light Products from the Tanks to the NuStar Terminal, subject to the provisions of the Assigned Infrastructure Agreement with NuStar.

6.3	***** Tri-Party Agreement. In the event that PBF wishes to restructure the arrangements related to the sales to ***** under the ***** Term Agreement, and upon request from PBF, MSCG agrees to terminate Tri-Party Agreement in accordance with the notice requirements therein.

6.4	Sale Contracts. Notwithstanding anything that may be inferred to the contrary or as inconsistent with the credit provisions of Section 12, PBF shall indemnify MSCG for all costs and expenses which may be incurred as a result of a payment default by any Customer under a Sale Contract for delivery of Lubes or as a result of a payment default by VMSC under the Assigned Term Agreement to which VMSC is a party (the contract governing any such sale, a “Covered Sale Contract”), any such costs and expense to be reimbursed by PBF to MSCG as part of the Monthly True-Up Payment.

6.4.1	If MSCG becomes aware of any non-payment breach under a Covered Sale Contract or any proceeding, action or claim which may be instituted, taken or made by MSCG (other than an insurance claim) against a Customer in relation to a Covered Sale Contract (“Third Party Action”), MSCG shall as soon as reasonably practicable give written notice thereof to PBF providing, in reasonable detail, such available information as may enable PBF to assess the merits of such Third Party Action.

6.4.2	MSCG shall not institute, take, make, conduct or otherwise deal with any Third Party Action without coordinating with PBF.

6.5	Renewable Identification Numbers (RINs).

6.5.1	Acknowledgment of Ethanol Blending. The Parties acknowledge that MSCG shall own and from time to time provide to the NuStar Terminal ethanol for blending with the appropriate gasoline blendstocks for sale to TPSI and on-sale to Customers. MSCG shall sell to TPSI the gasoline blendstocks and the ethanol as separate components just prior to blending. TPSI shall be the producer of the ethanol and gasoline blendstock mixture for purposes of any applicable ethanol blender’s tax credit.

6.5.2	Transfer of RINs by MSCG. For each gallon of ethanol provided by MSCG to TPSI for rack blending as described in Section 6.4.1, MSCG shall transfer to PBF one Gallon-RIN meeting the criteria specified below. For avoidance of doubt, MSCG shall not be obligated to transfer any RINs to PBF in connection with purchases of Finished Light Products from PBF for resale to Customers other than at the NuStar Terminal rack:

6.5.2.1	all Gallon-RINs shall have a “D” code of “6”, pursuant to 40 C.F.R. § 80.1425(g); and

6.5.2.2	all Gallon-RINs shall have been generated in the calendar year that the ethanol is provided to the NuStar Terminal; provided, that during the months of January and February MSCG at its sole option may transfer Gallon-RINs generated in the calendar year preceding the year that the ethanol is provided to the NuStar Terminal.

6.5.2.3	MSCG shall provide PBF with written notice on or before December 31 of each year setting forth an estimate of the vintage year for the RINs MSCG anticipates transferring to PBF in January and February of the following calendar year.

6.5.3	Remedies in Respect of Invalid RINs. If a Party determines that any Gallon-RINs provided hereunder are invalid pursuant to 40 C.F.R. § 80.1431, then that Party shall notify the other Party in writing within one Business Day of such determination. Within ten Business Days of such written notice, MSCG shall provide to PBF one Gallon-RIN, of the same type and vintage specified in Section 6.4.2, for every Gallon-RIN determined to be invalid.

6.5.4	No Other RINs Contemplated. The Parties acknowledge and agree that MSCG shall be responsible only for providing to PBF the RINs specified herein, notwithstanding the renewable volume obligations imposed on PBF as a refiner of gasoline or diesel fuel pursuant to 40 C.F.R. Part 80, Subpart M.

6.5.5	Definitions Related to RINs. The terms “Renewable Identification Number” (“RINs”) and “Gallon-RIN” shall be defined pursuant to 40 C.F.R. § 80.1401.

6.5.6	Biodiesel Credits and RINs.

6.5.6.1	MSCG agrees to use commercially reasonable efforts to establish customer demand for distillates that contain biodiesel (e.g., B5), as to which the mixture or the biodiesel component qualifies for the Biodiesel Tax Credit. For this purpose, “Biodiesel Tax Credit” means any income tax credit or excise tax credit or refund available for the production of biodiesel, renewable diesel or alternative fuels or the creation and sale of biodiesel, renewable diesel or alternative fuels mixtures provided under §§ 40A, 6426 or 6427 of the U.S. Internal Revenue Code of 1986, as amended, or any other applicable or successor provision.

6.5.6.2	If MSCG provides biodiesel or similar renewable products for blending with petroleum diesel for sale to TPSI or directly to Customers, and a federal income or excise tax credit or refund exists with respect to the production and sale of the biodiesel mixture, then the Parties shall discuss and mutually agree upon how to handle such credit, including allocation of the value of the credit between them; provided, however, that this Section 6.5.6.2 shall not be interpreted to require the Parties to allocate such credit in any particular manner. The Parties also shall discuss whether any RINs associated with the biodiesel are to be transferred between the Parties.

7.	CERTAIN REPRESENTATIONS

7.1	The Parties intend that:

7.1.1	each purchase and sale of Product between them, whether or not further documented, shall constitute a “forward contract” under section 101(25) and a “swap agreement” under section 101(53B) of the Bankruptcy Code, protected by, inter alia, section 556 and section 560 of the Bankruptcy Code, and that it will be treated as such under and in all proceedings related to any bankruptcy, insolvency or similar law (regardless of the jurisdiction of application or competence of such law) or any regulation, ruling, order, directive or pronouncement made pursuant thereto; and

7.1.2	this Agreement and each transaction between the Parties hereunder constitutes a “master netting agreement” under section 101(38A) of the Bankruptcy Code; and that the rights in Section 18 hereto include the rights referred to in section 561(a) of the Bankruptcy Code.

7.2	For purposes of Section 7.1, the Parties intend and agree that, in respect of a particular month during the Term, they shall be deemed to have entered into a forward contract, swap agreement and eligible financial contract for the sale of Products by PBF to MSCG and for the sale of Intermediate Products and Lubes by MSCG to PBF, as applicable, upon MSCG’s receipt of the Monthly Delivery Schedule for such calendar month. The Monthly Delivery Schedule shall be deemed to be adjusted to reflect the Delivered Volumes delivered by PBF to MSCG into the Tanks, in the case of purchases of Product by MSCG, or withdrawn by PBF from the Tanks, in the case of purchases of Intermediate Products or Lubes by PBF.

7.3	Single Agreement. This Agreement and all transactions hereunder form a single integrated agreement between the Parties. During the Term of this Agreement, all transactions between MSCG and PBF as reflected in each Monthly Delivery Schedule, Weekly Nomination and Intermediates Nomination Notice are entered into in reliance on the fact that all such transactions and reports, together with this Agreement, form a single agreement.

8.	WARRANTIES

8.1	Warranties of Title.

8.1.1	PBF warrants that on the Commencement Date, it shall transfer, or cause to transfer, to MSCG good and marketable title to the Initial Inventory free and clear of any Liens, and that it has full right and authority to transfer such title and effect delivery of such Product to MSCG.

8.1.2	Each Party represents and warrants to the other Party, that, as of the date of delivery of Product sold hereunder, it has good and marketable title to the Product sold and delivered pursuant to this Agreement, free and clear of any Liens, and that it has full right and authority to transfer such title and effect delivery of such Product.

8.2	Disclaimer of Warranties. EXCEPT FOR THE WARRANTY OF TITLE, THE PARTY SELLING PRODUCT HEREUNDER MAKES NO WARRANTY, CONDITION OR OTHER REPRESENTATION, WRITTEN OR ORAL, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS OR SUITABILITY OF THE PRODUCT FOR ANY PARTICULAR PURPOSE OR OTHERWISE.

9.	PRICING OF NOMINATED VOLUMES; PREMIUMS; SALES INCENTIVE

9.1	Purchase Price for Delivered Volumes.

9.1.1	Light Finished Products and Specialty Grade Provisional Pricing. With respect to the volume of Light Finished Products and Specialty Grades purchased by MSCG on a Delivery Date hereunder (for purposes of this Section 9.1., the “Relevant Delivery Date”), MSCG shall, on the Provisional Payment Day for such Relevant Delivery Date as specified in Schedule 8, pay to PBF the Provisional Price per gallon for each grade of Product delivered determined in accordance with Section II of Schedule 9 (the aggregate provisional amount payable in respect of the volumes of Light Finished Products and Specialty Grades delivered on such Relevant Delivery Date, the “Provisional Payment Amount”). To the extent the Provisional Payment Day for a Relevant Delivery Date occurs on or before such Relevant Delivery Date, the Provisional Payment Amount shall be based on the estimated volumes to be delivered on such Relevant Delivery Date as specified in the Daily Report of Delivered Volumes delivered on or prior to such Relevant Delivery Date; provided, however, if no estimated volumes are specified in the last Daily Report of Delivered Volumes received by MSCG, then the Provisional Payment Amount will be based on the actual volumes delivered on the last Delivery Date reflected in the most recently received Daily Report of Delivered Volumes. The Provisional Payment Amount shall be included on the Finished Products Invoice delivered on the Provisional Payment Day for such Relevant Delivery Date as specified in Schedule 8. PBF shall return the Provisional Payment Amount to MSCG on the day of the Final Payment Day in respect of the Relevant Delivery Date, and such amount payable from PBF to MSCG shall be included on the same invoice as the Final Payment Amount in respect of the Relevant Delivery Date.

9.1.2	Light Finished Products and Specialty Grade Final Pricing. With respect to the volume of Light Finished Products and Specialty Grades purchased by MSCG on a Relevant Delivery Date hereunder, MSCG shall, on the Final Payment Day for such Relevant Delivery Date as specified in Schedule 8, pay to PBF the Final Price per gallon for each grade of Product delivered determined in accordance with Section III of Schedule 9, and, in the case of Specialty Grades, in the manner agreed upon between the Parties pursuant to Section 4.5.1 (the aggregate amount payable in respect of the volumes of Light Finished Products and Specialty Grades delivered on such Relevant Delivery Date, the “Final Payment Amount”). The Final Payment Amount in respect of each Relevant Delivery Date shall be included on the Finished Products Invoice delivered on the Final Payment Day for such Relevant Delivery Day as specified in Schedule 8.

9.1.3	Intermediate Products and Lubes Pricing. The amount payable to MSCG in respect of the volumes of Intermediate Products and Lubes purchased by PBF from MSCG on each Delivery Date (in the aggregate for such day, “PBF Purchase Payment Amount”), and the amount payable to PBF for the volumes of Intermediate Products and Lubes delivered by PBF to MSCG on each Delivery Date (in the aggregate for such day, “MSCG Purchase Payment Amount”), shall be determined on a per gallon basis for each gallon delivered based on the Intermediate Products Price or Lubes Price, as applicable, determined in accordance with Schedule 10 or, in the case of Intermediate Products that MSCG purchases from the market for sale to PBF or purchases from PBF for sale to the market, determined in accordance with the applicable Intermediates Nomination Notice governing such sale. The MSCG Purchase Payment Amount and the PBF Purchase Payment Amount in respect of each Delivery Date shall be payable on the third Business Day following each such Delivery Date and shall be included on the Net Payment Amount Invoice delivered on such third following Business Day.

9.2	Monthly Product Premiums.

9.2.1	Location Premium. In addition to the purchase price payable in respect of Light Finished Products purchased by MSCG pursuant to Section 9.1, if a volume of Light Finished Product is delivered to a Customer through the NuStar Terminal or a Pipeline, an additional amount (the “Location Premium”) shall be payable by MSCG to PBF in respect of MSCG’s purchase of Light Finished Products from PBF to account for the additional net relative value of Product sold at the NuStar Terminal truck rack or delivered to a Customer through a Pipeline (compared to a waterborne sale). The Location Premiums shall be determined in accordance with Schedule 9.

MSCG shall prepare an estimate of the Location Premium (the “Provisional Location Premium”) attributable to sales to Customers that occurred during a calendar week on the first Business Day of the following calendar week, such estimate to be based on the MSCG Weekly Supply Report covering such calendar week that was delivered pursuant to Section 5.6. MSCG shall include the Provisional Location Premium on the first Net Payment Amount Invoice prepared after determination of such amount; provided that the first Provisional Location Premium (payable in respect of the first full calendar week after the Commencement Date and each Delivery Date prior to the first full calendar week after the Commencement Date) shall be payable on the Closing Date, and no Provisional Location Premium shall be payable in the second full calendar week after the Commencement Date.

The Parties shall conduct a final accounting of the Location Premiums in respect of sales to Customers that occurred during each calendar week ending in a particular calendar month based on additional information available after the relevant Provisional Location Premiums were calculated (with respect to each such week, the “Final Location Premium”) within ten Business Days after the last day of such calendar month, and calculate the difference between the aggregate Provisional Location Premium paid in respect of each such week and the Final Location Premium for such week (aggregated over all relevant weeks, the “Monthly Location Premium Adjustment”). The Monthly Location Premium Adjustment shall be included on the first Net Payment Amount Invoice prepared after determination of such Monthly Location Premium Adjustment.

9.2.2	Specialty Grade Premium. In addition to the purchase price payable in respect of Specialty Grades purchased by MSCG pursuant to Section 9.1, if a volume of a Specialty Grade is sold as agreed under Section 4.5.1, an additional amount (the “Specialty Grade Premium”) shall be payable by MSCG to PBF to account for the additional net relative value of Specialty Grades (relative to the Product specified in Schedule 1 that would otherwise have been produced). The Specialty Grade Premiums shall be determined in accordance with Schedule 9.

MSCG shall prepare an estimate of the Specialty Grade Premium (the “Provisional Specialty Premium”) attributable to sales to Customers that occurred during a calendar week on the first Business Day of the following calendar week, such estimate to be based on the MSCG Weekly Supply Report covering such calendar week that was delivered pursuant to Section 5.6. MSCG shall include the Provisional Specialty Premium on the first Finished Products Invoice prepared after determination of such amount; provided that the first Provisional Specialty Premium (payable in respect of the first full calendar week after the Commencement Date and each Delivery Date prior to the first full calendar week after the Commencement Date) shall be payable on the Closing Date, and no Provisional Specialty Premium shall be payable in the second full calendar week after the Commencement Date.

The Parties shall conduct a final accounting of the Specialty Grade Premiums in respect of sales to Customers that occurred during each calendar week ending in a particular calendar month based on additional information available after the relevant Provisional Specialty Premiums were calculated (with respect to each such week, the “Final Specialty Premium Amount”) within ten Business Days after the last day of such calendar month, and calculate the difference between the aggregate Provisional Specialty Premium paid in respect of each such week and the Final Specialty Premium for such week (aggregated over all relevant weeks, the “Monthly Specialty Premium Adjustment”). The Monthly Specialty Premium Adjustment shall be included on the first Finished Products Invoice prepared after determination of such Monthly Specialty Premium Adjustment.

9.2.3	MSCG shall make reasonable commercial efforts to maximize the Location Premiums and Specialty Grade Premium, unless otherwise agreed between the Parties (such as when specific components of the Location Premium have been pre-agreed).

9.3

Quarterly Sales Incentive. On a quarterly basis, PBF shall pay MSCG a sales incentive to be determined in accordance with Schedule 9 (the “Sales Incentive”). MSCG shall include the Sales Incentive for sales to Customers that occur during a calendar quarter in the first Net Payment Amount Invoice prepared after the determination of such Sales Incentive. The sum of the quarterly Sales Incentive for any calendar year shall not exceed $*****, with partial years prorated, provided that the first calendar year shall be deemed to commence on the Commencement Date and end on December 31, 2011 and the first calendar quarter shall be deemed to commence on the Commencement Date and end on March 30, 2011, and provided further that the sum of the quarterly Sales Incentive for the first calendar year shall not exceed $*****.

9.4

Fixed Values of Premium Components. Prior to the start of each calendar month, the Parties shall negotiate in good faith and make reasonable commercial efforts to agree upon fixed values for each of the components included in the calculations of Base Barge Price and Location Premium described in Schedule 9. If the Parties fail to agree by the 25th day prior to the commencement of such calendar month on the fixed value for any component, the Location Premium for such following calendar month shall be calculated using the actual costs, volumes, fees, prices or amounts that applied in connection with each MSCG sale (including TPSI), instead of using a fixed component.

9.5	Payment and Netting.

9.5.1	On each Invoice Day, MSCG shall net the following amounts:

(i)	the Final Payment Amount payable by MSCG to PBF on the Final Payment Day occurring on such Invoice Date;

(ii)	the Provisional Payment Amount that MSCG paid to PBF on the Provisional Payment Day in respect of the same volumes of Light Finished Products and Specialty Grades that the Final Payment Amount in (i) of this Section 9.5.1 is in respect of, such amount to be payable by PBF;

(iii)	the Provisional Payment Amount payable by MSCG to PBF on the Provisional Payment Day occurring on such Invoice Date;

(iv)	any Specialty Grade Premium or Monthly Specialty Premium Adjustment to be included on such invoice pursuant to Section 9.2.2; and

(v)	any adjustments to the prices used to determine any previously invoiced Final Payment Amount based upon additional information obtained after such invoicing;

(the aggregate net amount payable, the “Net Finished Products Amount”).

MSCG shall notify PBF of the Net Finished Products Amount and the Party to whom payment is owed shall prepare and deliver to the other Party an invoice in respect of such net amount by 11:00 a.m. EPT on each Invoice Day (the “Finished Products Invoice” for such day). The Party obligated to pay the Net Finished Products Amount shall pay such amount to the other Party on or prior to 3:00 p.m. EPT on such day, subject to Section 9.9.

Notwithstanding the above, so long as the Payment Direction Agreement is effective and performance under the Payment Direction Agreement has not been suspended pursuant to Section 18.4.6, payment of the Net Finished Products Amount shall be directed to SMT pursuant to the terms of the Payment Direction Agreement. Upon payment to SMT of the Net Finished Products Amount or any portion thereof, MSCG’s obligation to pay PBF hereunder shall be fully and finally discharged as if such amounts were paid to PBF directly, subject to any later adjustments based on additional information as described in this Section 9. PBF shall at all times remain liable for any Net Finished Products Amount payable from PBF to MSCG.

9.5.2	On each Invoice Day, MSCG shall net the following amounts:

(i)	the MSCG Purchase Payment Amount payable by MSCG that is to be included on the Net Payment Amount Invoice for such day pursuant to Section 9.1.3;

(ii)	the PBF Purchase Payment Amount payable by PBF that is to be included on the Net Payment Amount Invoice for such day pursuant to Section 9.1.3;

(iii)	any Provisional Location Premium or Monthly Location Premium Adjustment that is to be included on the Net Payment Amount Invoice for such day pursuant to Section 9.2.1;

(iv)	any Sales Incentive or Monthly True-Up Payment that, in each case, is to be included on the Net Payment Amount Invoice for such day pursuant to Sections 9.3 or 9.6;

(v)	any Provisional Slurry Payment Amount or Slurry Payment Adjustment pursuant to Schedule 2;

(vi)	any outstanding interest that accrues pursuant to Section 9.10; and

(vii)	any other amounts due and payable as of such day, or outstanding amounts payable prior to such day, under this Agreement (other than amounts payable under the Finished Products Invoice) or any other Transaction Document (the aggregate net amount payable, the “Net Payment Amount”).

MSCG shall notify PBF of the Net Payment Amount and the Party to whom the Net Payment Amount is payable shall prepare and deliver to the other Party an invoice in respect of such net amount by 11:00 a.m. EPT on each Invoice Day (the “Net Payment Amount Invoice” for such day). The Party owing the Net Payment Amount shall pay such amount to the other Party on or prior to 3:00 p.m. EPT on such day, subject to Section 9.9.

9.6	Monthly True-Up Payment. MSCG shall use commercially reasonable efforts to provide to PBF, within ten Business Days after the end of a Delivery Month, a notification (the “Monthly True-Up Notice”) and appropriate supporting documentation for the net true-up amount due from one Party to the other Party (the “Monthly True-Up Payment”) showing the following:

9.6.1	the Ancillary Costs for such Delivery Month or any adjustment to Ancillary Costs previously determined and invoiced;

9.6.2	the Monthly Specialty Premium Adjustment for such Delivery Month;

9.6.3	any adjustments to the prices or volumes used to determine the amount payable by one Party to the other in respect of previously invoiced purchases of Intermediate Product and Lubes hereunder based upon additional information obtained after such invoicing;

9.6.4	any adjustments to the Location Premium, Specialty Grade Premium or Sales Incentive based upon additional information obtained after invoicing in respect of a calendar week or a calendar quarter, as applicable; and

9.6.5	any other adjustments to amounts payable by one Party to the other Party hereunder.

9.7	Monthly True-Up Invoicing and Payment. The Monthly True-Up Payment shall be included on the Net Payment Amount Invoice delivered on the first Business Day following MSCG’s delivery to PBF of the Monthly True-Up Notice and all related supporting documentation. Notwithstanding the above, the Parties shall endeavor to pay the amounts described in Section 9.6 on an interim basis at such time as all final information in respect of the applicable amount has been obtained. Determinations of any true-up amount set forth in Section 9.6 on an interim basis shall be included in the first Net Payment Amount Invoice delivered following such determination.

9.8	Payments. All payments to be made under this Agreement shall be made by wire transfer of same day funds in U.S. Dollars to such bank account at such bank as the payee shall designate in writing to the payor from time to time. All payments shall be deemed received on the Business Day on which same day funds therefor are received by the payee. Payments received after any applicable time set forth in this Agreement on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day. Except as otherwise expressly provided in this Agreement, all payments by PBF or MSCG shall be made in full without discount, offset, withholding, counterclaim or deduction whatsoever for any claims which one Party may now have or hereafter acquire against the other Party, whether pursuant to the terms of this Agreement or otherwise except as expressly provided herein. The Parties recognize and acknowledge that the exchange of certain information in a timely manner and subsequent payments based on the information are interrelated, and a reasonable delay in one aspect of the process will not relieve the obligation of a Party to reasonably comply with any response to the information or payment.

9.9	Disputed Invoices. If an invoiced Party, in good faith, disputes the accuracy of the amount invoiced, the invoiced Party shall pay such amount as it in good faith believes to be correct and provide written notice stating the reasons why the remaining disputed amount is incorrect, along with supporting documentation. In the event the Parties are unable to resolve such dispute, either Party may pursue any remedy available at law or in equity to enforce its rights hereunder. In the event that it is determined or agreed that the Party that is disputing an invoice must or will pay the disputed amount, then such Party shall pay interest from and including the original payment due date until, but excluding, the date the disputed amount is received by the owed Party, at the Base Interest Rate.

9.10	Interest on Late Payments. Interest shall accrue on late payments under this Agreement at the Default Interest Rate from and including the date that payment is due until but excluding the date that payment is actually received by the Party to whom it is payable.

10.	ADDITIONAL MSCG SERVICES

10.1	Additional MSCG Risk Management Services. Throughout the Term, MSCG shall provide risk management services to PBF as requested by PBF, including (i) updates on relevant commodities markets and price quotes for swaps and options, and (ii) providing swap or option products on the terms agreed upon between the Parties, such terms to include volumes, prices, tenors and settlement dates.

11.	DISPOSITION OF PRODUCTS UPON TERMINATION OR EXPIRATION

11.1	Final Disposition. On the date of expiration or termination of this Agreement (the “Termination Date”), whether this Agreement terminates at the end of its Term or on an Early Termination Date, subject to MSCG’s rights under Section 18.6, PBF shall commence delivery of Products owned by MSCG at the Refinery from the Tanks to MSCG at the NuStar Terminal or the Refinery rack, to a Pipeline connection or to the Refinery’s dock for transportation on a Barge, in accordance with MSCG’s instructions and the terms of the Storage Agreement, such delivery to occur over the period of time necessary for MSCG to sell all such Products owned by MSCG as of the Termination Date to Customers under Sale Contracts (the “Run-off Period”).

11.2	Commingling. MSCG and PBF agree that PBF will be permitted to utilize capacity in the Tanks to store its Products as such Products exit the Refinery processing units and the storage of Products in the Tanks will be commingled during the Run-off Period, as provided in the Storage Agreement.

11.3

Termination Payment Amount. On or prior to the later of (i) 30th day following the Termination Date and (ii) the tenth Business Day following the end of the Run-off Period, or, upon an early termination where MSCG is the Performing Party, if MSCG elects to sell the Products to PBF pursuant to its rights under Section 18.6, on the 30th day following the Termination Date, MSCG shall calculate a final accounting and true up of all amounts owed by PBF to MSCG or by MSCG to PBF under the Agreement (including any Provisional Payment Amount that has not yet been repaid to MSCG) and all other Transaction Documents, (such amount, excluding amounts that are payable to SMT in respect of Light Finished Products delivered to MSCG prior to the Termination Date pursuant to Section 9.5.1, the “Termination Payment Amount”). MSCG shall notify PBF of the Termination Payment Amount and the Party to whom such amount is payable shall prepare an invoice (the “Final Invoice”) and deliver it to the other Party by the fifth Business Day following MSCG’s calculation and notification of such amount. The Party owing the Termination Payment Amount shall make payment to the other Party of the Termination Payment Amount on or prior to the fifth Business Day following receipt of the Final Invoice. MSCG shall pay any amount outstanding that is payable to SMT in respect of Light Finished Products delivered to MSCG prior to the Termination Date pursuant to the terms of Section 9.5.1.

11.4	Tri-Party Agreement Extension. Notwithstanding the above, all terms and obligations of this Agreement shall continue in full force and effect to the extent necessary and for the period necessary for MSCG to meet its obligations under the Tri-Party Agreement (the “Extension Period”), with the understanding that MSCG will notify ***** on or prior to the Termination Date specified in 11.1 that it wishes to terminate the Tri-Party Agreement. For purposes of the application of this agreement during the Extension Period, the “Termination Date” shall be deemed to be the day on which MSCG no longer has any delivery obligations at or near the Refinery or NuStar Terminal to *****.

12.	FINANCIAL INFORMATION, SECURITY AND REQUESTS FOR FURTHER ASSURANCES

12.1	Provision of Financial Information.

12.1.1

Each Party shall provide the other Party, to the extent not publicly available, (i) within 120 days following the end of each of its fiscal years (or such earlier date on which it is required to file a Form 10-K under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), beginning with the fiscal year ending December 31, 2010, a copy of its or, if applicable, its Guarantor’s audited consolidated financial statements for such fiscal year certified by independent certified public accountants; (ii) within 45 days after the end of its first three fiscal quarters of each fiscal year (or such earlier date on which it is required to file a Form 10-Q under the Exchange Act), a copy of its or, if applicable, its Guarantor’s quarterly unaudited consolidated financial statements for such fiscal quarter; and (iii) with respect to PBF, within 30 days after the end of each of the first two months of each fiscal quarter, beginning with January, 2010, the consolidated balance sheet of PBF as of the end of each such month and the related consolidated statements of income and cash flows of PBF for such month and for the then elapsed portion of the fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of PBF as of the date and for the periods specified in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. In all cases the financial statements delivered pursuant to this Section 12.1.1 shall be for the most recent accounting period and prepared in accordance with generally accepted accounting principles in the United States, consistently applied, or, at the election of PBF, in accordance with the accounting principles provided by the International Financial Reporting Standards enacted by the International Accounting Standards Board. In the case of PBF, upon delivery to MSCG, the applicable report delivered by PBF to the Administrative Agent pursuant to the terms of the Revolving Credit Agreement shall satisfy its related requirement under this Section 12.1.1.

12.1.2	Within 90 days after the beginning of each fiscal year, PBF shall provide to MSCG a budget for PBF in form reasonably satisfactory to MSCG, but to include balance sheets, statements of income and sources and uses of cash, for (i) each month of such fiscal year prepared in detail and (ii) each fiscal year thereafter, through and including the fiscal year in which the Termination Date is scheduled to occur at such time pursuant to the terms of Section 2, prepared in summary form, in each case, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, ac-companied by the statement of a Financial Officer of PBF to the effect that the budget of PBF is a reasonable estimate for the periods covered thereby and, promptly when available, any significant revisions of such budget. In the case of PBF, upon delivery to MSCG, the applicable budget delivered by PBF to the Administrative Agent pursuant to the terms of the Revolving Credit Agreement shall satisfy its related requirement under this Section 12.1.2.

12.1.3	Upon reasonable notice, a Party also shall provide to the other Party any other information sufficient to enable it to ascertain such other Party’s or such other Party’s Guarantor’s current financial condition and for such Party to assure itself of the other Party’s ability to perform its obligations under this Agreement or the other Party’s Guarantor’s ability to perform its obligations under its Guaranty.

12.2	Guaranty. As security for the prompt payment and performance in full when due of MSCG’s obligations under this Agreement, MSCG hereby represents and warrants that the Guaranty previously provided for with the Original Agreement is hereby reaffirmed and continues in effect for purposes of this Agreement in accordance with its terms from the Guarantor. As security for the prompt payment and performance in full when due of PBF’s obligations under this Agreement, PBF shall cause its Guarantor to deliver to MSCG prior to the Effective Date a Guaranty in form and substance reasonably acceptable to MSCG. As security for the prompt payment and performance in full when due of PRC’s obligations under this Agreement, PRC shall cause its Guarantor to deliver to MSCG prior to the Commencement Date a Guaranty in form and substance reasonably acceptable to MSCG.

12.3	Back-up Security Interest. In furtherance of the covenant set forth in Section 17.2.4, PBF hereby pledges to MSCG, as a secured party, as security for its obligations, and grants to MSCG a first priority continuing security interest in, Lien on and right of set-off against all Products purchased by MSCG under the terms of this Agreement.

12.4	Notification of Certain Events. Each Party shall notify the other Party in writing within two Business Days of learning of any of the following events:

12.4.1	any Event of Default or Additional Termination Event, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

12.4.2	in the case of PRC, its binding agreement to sell, lease, sublease, transfer or otherwise dispose of, or grant any person (including an Affiliate) an option to acquire, in one transaction or a series of related transactions, all or a material portion of the Refinery assets;

12.4.3	it or its Guarantor consolidates or amalgamates with, merges with or into, or transfers all or substantially all of its assets to, another entity (including an Affiliate);

12.4.4	in the case of PRC, any labor disturbances at the Refinery that could adversely impact the Monthly Delivery Schedule;

12.4.5	any event that could reasonably be expected to have a Material Adverse Change on it or its Guarantor, which may include the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, against PBF or any Affiliate thereof, that could reasonably be expected to result in a Material Adverse Change;

12.4.6	a final judicial or administrative judgment against it or its Guarantor that individually or in the aggregate is in excess of $10,000,000;

12.4.7	in the case of PBF, any default under any Credit Agreement, or any event which, with the giving of notice or lapse of time or both, would become an event of default under any Credit Agreement, including any notice of acceleration, demand, termination, suspension or foreclosure issued by any secured party or person acting in a similar capacity.

12.4.8	In the case of PBF, PBF’s entrance into a binding agreement that would result in a Change of Control with respect to PBF, such notice to be provided no later than five Business Days following execution of such agreement. This Section 12.4.8 shall not apply to any future public offering of stock of PBF or any of its Affiliates.

12.5	Further Assurances.

12.5.1

Each Party may, in its reasonable discretion and upon notice to the other Party, require that such other Party provide it with satisfactory security for or adequate assurance of its or, if applicable, its Guarantor’s performance within a specified time period as appropriate, when (i) such demanding Party determines that a Material Adverse Change has occurred as with respect to the other Party, or, if applicable, its Guarantor; (ii) such other Party fails to comply with any material provision of this Section 12 or breaches any covenant set forth in Section 17.4 in any material respect; (iii) in the case of MSCG, MSCG for any reason determines that its title and ownership interest in, and right of unencumbered access to, the Products purchased by it hereunder may be challenged or has been challenged by any person; or (iv) based on (x) the ***** Delivery Schedule, Weekly Nomination and Intermediates Nomination Notice, (y) the ***** as of the ***** following Business Day based on the ***** and (z) any other relevant information, MSCG, as the demanding Party, estimates that the Net Payment Amount projected to be payable from PBF to MSCG on any day on or prior to the ***** following Business Day will equal or exceed $*****.

12.5.2	A Party shall provide performance assurance to the other Party on or prior to the second Business Day following demand therefore in the form of cash or a letter of credit, or in any other document or mechanism acceptable to the demanding Party, provided that performance assurance in any form other than a letter of credit may only be provided by PBF to the extent permitted under the Revolving Credit Agreement and Term Loan Agreement or otherwise consented to by the lenders under such credit facilities. The performance assurance provided by a Party shall be for a duration and in an amount sufficient to cover a value up to the other Party’s estimated financial exposure under this Agreement, including reasonable contingencies for the designated time period. If performance assurance is provided in the form of a letter of credit, such letter of credit shall be issued by an Acceptable Letter of Credit Issuer and shall be in a form reasonably acceptable to the demanding Party in its sole discretion. All bank charges relating to any letter of credit and any fees, commissions, costs and expenses incurred with respect to furnishing security are for the account of the Party providing the performance assurance.

12.5.3	Each Party agrees, at any time and from time to time upon the request of the other Party, to execute, deliver and acknowledge, or cause to execute, deliver and acknowledge, such further documents and instruments and do such other acts and things as such Party may reasonably request in order to fully effect the purposes of this Agreement.

13.	REFINERY TURNAROUND, MAINTENANCE AND CLOSURE

13.1	Scheduled Maintenance. PRC shall provide to MSCG on the Commencement Date and on an annual basis thereafter, at least 30 days prior to the beginning of each year during the Term, its anticipated timing of scheduled maintenance or turnaround that may affect receipts of Product into the Tanks or the processing of Product in the Refinery during the upcoming year, and shall update such schedule promptly following any change to the maintenance schedule.

13.2	Unscheduled Maintenance. PRC immediately shall notify MSCG orally (followed by prompt written notice) of any previously unscheduled downtime, maintenance or turnaround and its expected duration.

14.	TAXES

14.1	Each Party represents that it is registered with the Internal Revenue Service and the New Jersey Division of Taxation to engage in tax-free transactions with respect to taxable fuels. Prior to the date of delivery of Product hereunder, each Party shall provide to the other Party proper notification, exemption or resale certificates or direct pay permits as may be required or permitted by Applicable Law. If a Party does not furnish such certificates to the other Party or if the sale is subject to tax under Applicable Law because no exemption exists, the applicable Party shall reimburse and indemnify the other Party for all Taxes that the other Party remits to a axing authority or that are incurred by that Party, together with all penalties and interest thereon.

14.2	Notwithstanding the foregoing, the Parties agree that PBF shall indemnify MSCG for the amount of the New Jersey Spill Compensation and Control tax, and all penalties or interest thereon, paid, owing, asserted against or incurred by MSCG directly or indirectly with respect to the Products purchased and sold hereunder.

15.	INSURANCE

15.1	Insurance Required to be provided by MSCG. MSCG shall insure the Products under its cargo and casualty insurance policy.

15.2	Insurance Required to be provided by PBF. PBF, directly or through an Affiliate, shall procure and maintain in full force and effect throughout the Term insurance coverage of the following types and amounts and with insurance companies rated not less than A- by A.M. Best, or otherwise reasonably acceptable to MSCG, in respect of PRC’s receipt, handling and storage of Product under the Storage Agreement and this Agreement:

15.2.1	Workers Compensation coverage in compliance with the Applicable Law;

15.2.2	automobile liability coverage in a minimum amount of $1,000,000; and

15.2.3	comprehensive or commercial general liability coverage and umbrella excess liability coverage, which includes bodily injury, broad form property damage and contractual liability coverages, in a minimum amount of $75,000,000, which includes losses for Product while in PRC’s care, custody and control, and “sudden and accidental pollution” liability coverages (excluding events that result in acidic deposition).

15.3	Additional Insurance Requirements.

15.3.1	Each Party shall cause its insurance carriers to furnish insurance certificates to the other Party, in a form reasonably satisfactory to the other Party, evidencing the existence of the coverages required pursuant to Sections 15.1 and 15.2. Each Party shall provide renewal certificates within 30 days of expiration of the previous policy under which coverage is maintained.

15.3.2	Each Party shall include an endorsement in the foregoing policies indicating that the underwriters agree to waive all rights of subrogation to the extent of such Party’s obligations. Further, each Party shall name the other Party as an additional insured under the foregoing policies to the extent of the indemnities required under this Agreement.

15.3.3	The mere purchase and existence of insurance coverage shall not reduce or release either Party from any Liabilities incurred or assumed under this Agreement.

15.3.4	In the event of a Product loss for which a Party must indemnify the other Party under this Agreement or the Storage Agreement, the indemnifying Party’s insurance shall be the primary and exclusive coverage for such loss, notwithstanding the existence of other valid and collectible insurance.

16.	FORCE MAJEURE

16.1	Neither Party shall be liable to the other Party if it is rendered unable by a Force Majeure Event to perform in whole or in part any obligation or condition of this Agreement for so long as the Force Majeure Event exists and to the extent that performance is hindered by the Force Majeure Event; provided, however, that the Party unable to perform shall use any commercially reasonable efforts to avoid or remove the Force Majeure Event. During the period that performance by the affected party of a part or whole of its obligations has been suspended by reason of a Force Majeure Event, the other Party likewise may suspend the performance of all or a part of its obligations to the extent that such suspension is commercially reasonable, other than any payment or indemnification obligations that arose prior to the Force Majeure Event.

16.2	The affected Party rendered unable to perform shall give written notice to the other Party within 24 hours after receiving notice of the occurrence of a Force Majeure Event, including, to the extent feasible, the details and the expected duration of the Force Majeure Event and the volume of Product affected. Such Party also shall promptly notify the other when the Force Majeure Event has terminated.

17.	REPRESENTATIONS, WARRANTIES AND COVENANTS

17.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date, and shall be deemed to represent and warrant as of the date of any purchase of Product hereunder, that:

17.1.1	it is (A) an “eligible commercial entity” and an “eligible contract participant” as defined in Sections 1a(11) and 1a(12) of the U.S. Commodity Exchange Act, as amended, and (B) a “forward contract merchant” under section 101(26) and a “master netting agreement participant” under section 101(38B), for purposes of the Bankruptcy Code;

17.1.2	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing, has the power to execute and deliver this Agreement and any other related documentation that it is required by this Agreement to deliver and to perform its obligations under this Agreement, and has taken all necessary action to authorize such execution, delivery and performance;

17.1.3	such execution, delivery and performance do not violate or conflict with any Applicable Law in any material respect, any provision of its constitutional documents, order or judgment of any court or Governmental Authority or, in any material respect, any of its assets or any contractual restriction binding on or affecting it or any of its assets;

17.1.4	all governmental and other authorizations, approvals, consents, notices and filings that are required to have been obtained or submitted by it with respect to this Agreement have been obtained or submitted and are in full force and effect, and all conditions of this Agreement have been obtained or submitted and are in full force and effect, and all conditions of any such authorizations, approvals, consents, notices and filings have been complied with, in all material respects;

17.1.5	its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy,

reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law);

17.1.6	no Termination Event or Potential Event of Default has occurred and is continuing, and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement;

17.1.7	there is not pending, nor to its knowledge threatened against it, any action, suit or proceeding at law or in equity or before any court, tribunal, Governmental Authority, official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement;

17.1.8	it is not relying upon any representations of any other Party other than those expressly set forth in this Agreement;

17.1.9	it has entered into the Transaction Documents and will enter into any transaction thereunder as principal (and not as advisor, agent, broker or in any other capacity, fiduciary or otherwise) and with a full understanding of the material terms and risks of the same, and has made its own independent decision to enter into the Transaction Documents and any transaction and as to whether the Transaction Documents and any transaction are appropriate or suitable for it based upon its own judgment and upon advice from such advisers as it has deemed necessary and not in reliance upon any view expressed by any other Party;

17.1.10	it is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice) the Transaction Documents and any transaction, understands and accepts the terms, conditions and risks of the Transaction Documents and any transaction, and is capable of assuming, and assumes, the risks of the Transaction Documents and any transactions contemplated thereunder; and it is capable of assuming those risks;

17.1.11	the other Party (i) is acting solely in the capacity of an arm’s-length contractual counterparty with respect to this Agreement, (ii) is not acting as a financial advisor or fiduciary or in any similar capacity with respect to this Agreement and (iii) has not given to it any assurance or guarantee as to the expected performance or result of this Agreement;

17.1.12	it is not bound by any agreement that would preclude or hinder its execution, delivery, or performance of any of the Transaction Documents;

17.1.13	neither it nor any of its Affiliates has been contacted by or negotiated with any finder, broker or other intermediary in connection with the sale of Product hereunder who is entitled to any compensation with respect thereto; and

17.1.14	none of its directors, officers, employees or agents or those of its Affiliates has received or will receive any commission, fee, rebate, gift or entertainment of significant value in connection with any of the Transaction Documents.

17.2	Mutual Covenants.

17.2.1	Compliance with Applicable Laws. Each Party undertakes and covenants to the other Party that it shall comply in all material respects with all Applicable Laws, including all Environmental Laws, and to which it may be subject in connection with the performance of any obligation or exercise of any rights under any of the Transaction Documents or in connection with any transaction contemplated by or undertaken pursuant to this Agreement.

17.2.2	Books and Records. All records or documents provided by any Party to the other Party shall, to the best knowledge of such Party, accurately and completely reflect the facts or estimates about the activities and transactions to which they relate. Each Party shall promptly notify the other Party if at any time such Party has reason to believe that any records or documents previously provided to the other Party no longer are accurate or complete.

17.2.3	Indemnity. In addition to any other remedies under this Agreement, a Party that fails to comply with the requirements of Section 17.2.1 or 17.2.2 shall indemnify the other Party from and against any and all losses of whatever nature arising out of or connected with such non-compliance.

17.2.4	Intent of the Parties. The Parties intend that each of the sales from PBF (as seller) to MSCG (as buyer) under this Agreement and the Inventory Sale Agreement be treated as sales of Product by the seller to the buyer for all purposes. In the event that, contrary to the mutual intent of the Parties, any such sale is not characterized as a sale or absolute transfer, the seller shall be deemed to have granted (and the seller hereby does grant) to the purchaser a first priority security interest in and to any and all of its interest in the Products subject to such sale to secure the repayment of all amounts or other value advanced to the seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

17.2.5	Tri-Party Agreement. Each Party undertakes and covenants to the other Party that, if the Tri-Party Agreement is entered into, it shall perform its obligations and responsibilities under the Tri-Party Agreement, including, as to MSCG, MSCG’s obligation to deliver Products to ***** as nominated by *****, in accordance with the terms of the ***** Term Agreement.

17.3	Additional PBF Representations and Warranties. PBF represents and warrants to MSCG as of the Effective Date, and shall be deemed to represent and warrant as of the date of any purchase of Product hereunder, that:

17.3.1	In the case of any action, inaction, consent, approval or other conduct that falls within the definition of “Bankrupt” with respect to PBF, PBF intends that MSCG’s rights and entitlements to the following shall not be stayed, avoided or otherwise limited by the Bankruptcy Code, and PBF shall not oppose the exercise of MSCG’s rights and entitlements to do any of the following: (i) to accelerate, close-out, liquidate, collect, net and set off rights and obligations under any of the Transaction Documents, including the rights set forth in Section 18, and (ii) require that PBF process any Intermediate Products owned by MSCG at the Refinery upon early termination of this Agreement when PBF is the Defaulting Party.

17.3.2	It acknowledges that MSCG acquired and became the owner of the Initial Inventory, that MSCG from time to time during the Term will own all other Product that it purchases pursuant to this Agreement until transfer of title to a Customer, or, in the case of Intermediate Products and Lubes that are sold to PBF, transfer of title to PBF, will own all receivables and proceeds generated from the foregoing and has the right to sell, encumber and pledge such Initial Inventory and other Products.

17.4	Additional PBF Covenants.

17.4.1	PBF agrees that it shall have no interest in or the right to dispose of, and shall not permit the creation of, or suffer to exist, any Lien with respect to, any portion of the Product owned by MSCG.

17.4.2	PBF agrees that, during the Term hereof, it shall not enter into any Products offtake arrangement relating to the Refinery other than this Agreement (and, for the avoidance of doubt, other than with respect to products not purchased by MSCG hereunder or in the event any Assigned Term Agreement cannot be assigned to MSCG).

17.4.3	PBF agrees, from time to time on MSCG’s request, to execute, deliver and acknowledge, or to cause any party to any Credit Agreement to execute, deliver and acknowledge, such further documents and instruments and to take such other actions as MSCG may reasonably request in order to more fully effect the purposes of the transactions contemplated by and the provisions of this Agreement.

17.4.4	PBF agrees that, during the Term hereof, any binding agreement entered into by it that would result in a Change of Control with respect to PBF will provide for a period no shorter than 60 days from the date of execution of such binding agreement to the date upon which the Change of Control becomes effective.

18.	TERMINATION EVENTS, DEFAULT AND EARLY TERMINATION

18.1	Non-fault Based Early Termination Events.

18.1.1	Change of Law.

Each Party shall make reasonable efforts to monitor proposed Changes of Law which may reasonably be expected to have an impact on such Party’s performance of its obligations under the Transaction Documents or its ability to hedge in a commercially reasonable manner trading positions related to (i) purchases and sales under this Agreement or in contemplation of fulfilling the objectives of this Agreement or (ii) the MSCG Inventory (“Hedging Activities”) and shall promptly notify the other Party upon becoming aware of any such proposed Change of Law. Such notice shall identify the proposed Change of Law and set out, in reasonable detail, the effects the notifying Party anticipates such Change of Law would have upon the Transaction Documents (or such Party’s performance thereunder) or its Hedging Activities if enacted. The Parties shall in good faith meet to discuss what, if any, measures can be taken by either Party (or both) to minimize and/or mitigate the effect of any such proposed Change of Law.

If a Change of Law results or would result in a Party (the “Adversely Affected Party”) incurring incremental damages, losses, costs, expenses, fees, fines, payments, Taxes, liabilities, penalties or other sanctions of a monetary nature (“Losses”) in excess of

$3,000,000 per annum solely as a result of such Party’s performance of its obligations under the Transaction Documents or as a result of its Hedging Activities, the Adversely Affected Party shall be entitled to request that the Parties meet for purposes of addressing such Change of Law by providing written notice (a “Change of Law Notice”) to the other Party (the “Non-Affected Party”), provided always that the Adversely Affected Party shall use all reasonable efforts to minimize the effects of such Change of Law and/or to mitigate the incremental Losses incurred by such Adversely Affected Party as a result of such Change of Law.

Within seven days of receipt of a Change of Law Notice, the Parties shall meet in good faith with a view to identifying any steps the (“Consequential Steps”) that would alleviate the effects of the relevant Change of Law on the Adversely Affected Party, which may include an agreement between the Parties to share the relevant incremental Losses incurred by the Adversely Affected Party or the amendment of any Transaction Document. In identifying the Consequential Steps, the Parties shall, as far as is reasonably practicable, do so in a manner that preserves the balance of the commercial agreement (including economic benefits, risk allocation, costs and liabilities) existing between the Parties under this Agreement as of the Effective Date.

In the event the Parties cannot reach agreement on the Consequential Steps and on the implementation of the same within 30 days of receipt by the Non-Affected Party of the Change of Law Notice, the Adversely Affected Party may terminate this Agreement, effective as of the earlier of (i) the effective date of the Change of Law and (ii) six months following receipt by the Non-Affected Party of the Change of Law Notice, in accordance with Section 11, and terminate all other Transaction Documents and all other agreements that may then be outstanding between the Parties that relate specifically to this Agreement, each in accordance with its terms.

18.1.2	Change of Control. Upon the occurrence of a Change of Control with respect to PBF, MSCG may, in its sole discretion, accelerate this Agreement and designate a Termination Date, which shall be no earlier than the effective date of such Change of Control event, on which to terminate this Agreement in accordance with Section 11, and terminate all other Transaction Documents and all other agreements that may then be outstanding between the Parties that relate specifically to this Agreement, each in accordance with its terms.

18.2	Events of Default. Notwithstanding any other provision of this Agreement, the occurrence of any of the following events or circumstances shall constitute a “Default” or an “Event of Default”:

18.2.1	A Party fails to make payment when due under this Agreement within two Business Days following receipt of a demand for payment by the other Party.

18.2.2	A Party fails to (i) provide financial information as required by Section 12.1, (ii) provide the other Party with performance assurances as required by Section 12.5, or such performance assurance expires, terminates or no longer is in full force and effect, in each case within two Business Days following receipt of a demand therefor.

18.2.3

A Party breaches any representation, warranty made or repeated or deemed to have been made or repeated by the Party in any material respect when made or repeated or deemed to have been made or repeated under this Agreement, or any warranty or representation proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated under this Agreement; provided, however, that if such breach is curable, such breach is not cured to the reasonable satisfaction of the other Party (in its sole discretion) within ten Business Days from the date that such Party receives notice that corrective action is needed.

18.2.4	Other than a default more specifically described in this Section 18.2, a Party fails to perform any obligation or breaches a covenant required under this Agreement, which, if capable of cure, is not cured to the reasonable satisfaction of the other Party (in its sole discretion) within five Business Days from the date that such Party receives written notice that corrective action is needed, provided that no grace period will apply to any failure by PBF to notify MSCG of a Change of Control in accordance with the last paragraph of Section 12.4.

18.2.5	There shall have occurred a default, event of default or other similar condition or event (however described) in respect of a Party under any Specified Agreement, which is not cured within the applicable time period, if any. Upon the occurrence of such event, the defaulting party under the Specified Agreement shall be deemed to be the Defaulting Party hereunder and the other Party shall be deemed to be the Performing Party.

18.2.6	A Party, a Party’s Guarantor or any of a Party’s direct or indirect parent companies becomes or is Bankrupt.

18.2.7	A Party’s Guarantor (i) fails to satisfy, perform or comply with any material obligation in accordance with its Guaranty if such failure continues after any applicable grace or notice period, (ii) breaches any representation, covenant or warranty or any representation proves to have been incorrect or misleading in any material respect under its Guaranty, which is not cured to MSCG’s reasonable satisfaction, in its sole discretion, within any applicable grace or notice period, or (iii) repudiates, disclaims, disaffirms or rejects, in whole or part, any obligation under its Guaranty, or challenges the validity of its Guaranty.

18.2.8	Receipt of notice by the other Party of a consolidation, amalgamation, merger or transfer that would constitute a Credit Event Upon Merger or the occurrence of a Credit Event Upon Merger with respect to a Party.

18.2.9	There shall have occurred either (i) a default, event of default or other similar condition or event (however described) in respect of PBF or any of its Affiliates under one or more agreements or instruments relating to Specified Indebtedness in an aggregate amount of not less than $10,000,000 that has resulted in such Specified Indebtedness becoming immediately due and payable under such agreements and instruments before it would have otherwise been due and payable, including any notice of acceleration, demand, termination, suspension or foreclosure issued by any secured party or person acting in a similar capacity or (ii) a default by PBF or any of its Affiliates (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than $10,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period).

18.2.10	Any claim is asserted or Lien (other than a Lien granted by MSCG) is placed on any portion of the MSCG Inventory due to an act or omission of PBF or any of its creditors or such Lien or claim is imminent. Upon the occurrence of such event, PBF shall be deemed to be a Defaulting Party hereunder and MSCG shall be deemed to be the Performing Party.

18.2.11	Due to an act or omission of PBF or any of its creditors, MSCG’s first priority Lien in any Products shall cease to exist or shall lose its priority, or any action is taken to impair or negatively impact MSCG’s first priority Lien in any Products, including the assertion by any creditor that MSCG would not be entitled to an exclusive, first priority Lien in any of such Products, and, if it is reasonably likely that such event is capable of cure within three Business Days, such event shall not have been cured by the third Business Day following PBF’s receipt of notice that corrective action is needed. Upon the occurrence of such event, PBF shall be deemed to be a Defaulting Party hereunder and MSCG shall be deemed to be the Performing Party.

18.2.12	There shall have occurred a default, event of default or other similar condition or event (however described) in respect of a Party under any Transaction Document.

18.2.13	There shall have occurred a default under the Intercreditor Agreement in respect of any party thereto that is prejudicial to a Party’s rights hereunder, provided that where such default under the Intercreditor Agreement occurs with respect to a party other than the Parties hereto, PBF shall be deemed to be the Defaulting Party hereunder and MSCG shall be deemed to be the Performing Party.

18.2.14	The occurrence of a Letter of Credit Default in relation to any letter of credit provided by a Party hereunder.

18.2.15	There shall have occurred a default, event of default or other similar condition or event (howsoever described) in respect of a Party or a Party’s Affiliate under any Related Agreement or any future similar refinery supply or offtake agreement between a PBF Affiliate and MSCG and, in either case, such agreement is accelerated or there occurs a default (howsoever described) with respect to a Party or a Party’s Affiliate thereunder substantially similar to one of the defaults described in Sections 18.2.1 (if such default is in an amount in excess of $1,000,000), 18.2.2 (sub-clause (ii) only), 18.2.6, 18.2.7, 18.2.8 or 18.2.9; provided, however, that any default under this Section 18.2.15 will only give rise to termination of this Agreement if the applicable Related Agreement or other refinery supply or offtake agreement is also simultaneously terminated in accordance with its terms. “Related Agreements” means the (i) DCRC Offtake Agreement, and (ii) the Amended and Restated Crude Oil Acquisition Agreement between PBFH (as assignee of TRC) and MSCG, dated as of March 1, 2012.

18.2.16	There shall have occurred a default, event of default or other similar condition or event (however described) in respect of PBF under the Crude Oil/Feedstock Supply/Delivery and Services Agreement dated on or about December 16, 2010, between SMT and PBFH or its assignee with respect to the Refinery, which is not cured within the applicable time period thereunder, if any, and that is prejudicial to, or would have a material adverse on, MSCG’s rights hereunder.

18.3	Additional Termination Events. Notwithstanding any other provision of this Agreement, the occurrence of any of the events or circumstances specified in Sections 18.3.1 through and including 18.3.4 shall constitute an “Additional Termination Event” and, in each instance, PBF shall be deemed to be the “Affected Party” and MSCG shall be deemed to be the Performing Party (as defined in Section 18.4) for purposes of determining the rights and remedies available to the Performing Party under Sections 18.4 and 18.6.

18.3.1	The sale, lease, sublease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or a material portion of the Refinery assets other than to an Affiliate.

18.3.2	Either (i) operations at the Refinery shall have ceased (other than as a result of a Force Majeure Event) for a period of at least 60 consecutive days or (ii) there occurs an inability to receive into, deliver Products out of or store Products in the Tanks (other than as a result of a Force Majeure Event), in any material respect for a period of at least 60 consecutive days.

18.3.3	Either (i) operations at the NuStar Terminal or the Plains Terminal shall have ceased (other than as a result of a Force Majeure Event), for a period of at least 60 consecutive days or (ii) there occurs an inability to receive Products into or delivery products out of the NuStar Terminal or the Plains Terminal or inject Products into a Pipeline (in each case, other than as a result of a Force Majeure Event), in any material respect for a period of at least 60 consecutive days.

18.3.4	A Force Majeure Event affecting the Refinery, the NuStar Terminal, the Plains Terminal or a Pipeline has occurred and is continuing for a period of at least 60 consecutive days.

18.4	Remedies Generally. Notwithstanding any other provision of this Agreement, any Guaranty or any Specified Agreement, upon the occurrence and continuance of an Event of Default with respect to a Party or such Party’s Guarantor (such Party referred to as the “Defaulting Party”), or upon the occurrence and continuance of an Additional Termination Event with respect to the Affected Party, the other Party (in each case, the “Performing Party”) may in its sole discretion, in addition to all other remedies available to it and without incurring any Liabilities (for any costs arising from delay or otherwise) to the Affected Party or the Defaulting Party, as the case may be, do any or all of the following:

18.4.1	suspend its performance under this Agreement, including any Product sale, purchase, receipt, delivery or payment obligations, upon written notice to the Defaulting Party or Affected Party;

18.4.2	declare all or any portion of the Defaulting Party’s or Affected Party’s, as applicable, obligations under this Agreement to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Defaulting Party or Affected Party, as applicable;

18.4.3	upon written notice to the Defaulting Party or the Affected Party, specify a date (the “Early Termination Date”) on which to terminate this Agreement in accordance with Section 11, subject to MSCG’s rights under Section 18.6 if MSCG is the Performing Party;

18.4.4	terminate all other Transaction Documents and all other agreements that may then be outstanding between the Parties that relate specifically to this Agreement;

18.4.5	close out any Specified Agreements pursuant to Section 18.8;

18.4.6	suspend performance under or terminate the Payment Direction Agreement upon notification to SMT in accordance with the terms of the Payment Direction Agreement, provided that MSCG shall be obligated to make all payments to SMT in respect of all Light Finished Products delivered to MSCG prior to SMT’s receipt of such notice;

18.4.7	determine the Termination Amount due the Performing Party upon early termination as provided in Section 18.9; and

18.4.8	exercise any rights and remedies provided or available to the Performing Party under this Agreement or at law or equity;

provided that, for the avoidance of doubt, (i) if either PBFH or PRC is the Defaulting Party, then both PBFH and PRC shall be deemed to be Defaulting Parties, and (ii) if either PBFH or PRC is the Affected Party, then both PBFH and PRC shall be deemed to be Affected Parties.

18.5	Early Termination Fee.

18.5.1	In the event that this Agreement is terminated by MSCG pursuant to its rights under Section 18.1.2, PBF shall pay to MSCG an Early Termination Fee in an amount equal to (i) if such termination occurs before the first anniversary of the Commencement Date, $*****, or (ii) if such termination occurs after the first anniversary of the Commencement Date, $*****.

18.5.2	In the event that this Agreement is terminated by a Performing Party pursuant to its rights under Section 18.4.3 as a result of an Event of Default, the Defaulting Party shall pay to the Performing Party an Early Termination Fee in an amount equal to (i) if the Event of Default occurs before the first anniversary of the Commencement Date, $***** or (ii) if the Event of Default occurs after the first anniversary of the Commencement Date, $*****.

18.5.3	In the event that this Agreement is terminated by a Performing Party pursuant to its rights under Section 18.4.3 as a result of an Additional Termination Event, the Affected Party shall pay to the Performing Party an Early Termination Fee in an amount equal to $*****.

18.5.4	The Parties agree that the Early Termination Fee payable from one Party to the other Party pursuant to Section 18.5.1 represents a genuine pre-estimate of the loss that MSCG will suffer as a result of the termination of this Agreement in the circumstances described in Section 18.5.1 and is payable in lieu of MSCG’s rights to claim damages resulting from such termination.

18.5.5	The Parties agree that the Early Termination Fee payable from the Defaulting Party or the Affected Party, as applicable, to the Performing Party pursuant to Section 18.5.2 or 18.5.3 represents a genuine pre-estimate of the minimum loss that the Performing Party will suffer as a result of the termination of this Agreement in the circumstances described in Sections 18.5.2 or 18.5.3, and that the payment of the Early Termination Fee shall be in addition to the payment of any other amounts the Performing Party shall be entitled to in connection with termination pursuant to this Section 18.

18.5.6	The Parties agree that the maximum total payment in respect of the Early Termination Fee hereunder together with the “Early Termination Fees” under the Related Agreements shall be (i) $***** if termination of this Agreement and the Related Agreements occurs prior to the first anniversary of two or more such agreements; (ii) $***** if termination of this Agreement and the Related Agreements occurs after the first anniversary of all but one of such agreements or (iii) $***** if termination occurs at any other time (the anniversaries referred to in this Section shall be anniversaries of the original Commencement Date or the applicable effective date of the original agreements).

18.6	Additional Remedies Available to MSCG if PBF Is the Defaulting Party or Affected Party. If a Termination Event has occurred and is continuing and PBF is the Non-Performing Party, MSCG may, in its sole discretion: (i) demand that PBF purchase from MSCG all Product owned by MSCG at the Refinery on the pricing terms that would otherwise apply to a sale to MSCG of such Products under this Agreement; (ii) arrange for the alternate disposition of any Intermediate Product and Lubes owned by MSCG at the Refinery; and (iii) terminate the assignment of the Assigned Infrastructure Agreements and Assigned Term Agreements resulting in their reversion to PBF.

18.7	Additional Remedies Available to PBF if MSCG is the Defaulting Party. If PBF elects to terminate this Agreement as a result of a Termination Event for which MSCG is the Defaulting Party, (i) the Transitional Offtake Agreement shall become effective in accordance with its terms on the date this Agreement is terminated, unless PBF has notified MSCG that it does not require the Transitional Offtake Agreement to take effect, (ii) MSCG shall make commercially reasonable efforts to assign to PBF all of MSCG’s rights and obligations under its term Sale Contracts for sales to Customers at the Refinery truck rack, and (iii) during the term of the Transitional Offtake Agreement, MSCG shall, to the extent commercially reasonable, support, and shall take no actions intended to interfere with, PBF’s efforts to establish a customer base for the offtake of Products produced in the Refinery as MSCG transitions out of Refinery offtake. “Transitional Offtake Agreement” means for purposes hereof an agreement to be mutually agreed upon between the Parties after the Effective Date that incorporates the terms of Schedule 14. For the avoidance of doubt, if the Transitional Offtake Agreement becomes effective, to the extent any terms of the Transitional Offtake Agreement conflict with the termination procedures hereunder, the Transitional Offtake Agreement shall control.

18.8	Export of Defaults to and Liquidation of Specified Agreements. The occurrence of an Early Termination Date shall constitute a material breach and an event of default, howsoever described, under all Specified Agreements, and the Performing Party may, by giving a notice to the Non-Performing Party, designate an early termination date (which shall be no earlier than the Early Termination Date) for all Specified Agreements and, upon such designation, terminate, liquidate, accelerate and otherwise close out all Specified Agreements that lawfully may be closed out and terminated or, to the extent that in the reasonable opinion of the Performing Party certain of such Specified Agreements may not be liquidated and terminated under Applicable Law on such Early Termination Date, as soon thereafter as is reasonably practicable in which case the actual termination date for such Specified Agreements will be the Early Termination Date. In such event, the Performing Party shall calculate the payments due upon early termination of such Specified Agreements in accordance with the terms set forth in such Specified Agreements, which shall be aggregated or netted to a single liquidated amount (the “Specified Agreement Close-Out Amount”) and paid pursuant to the terms of such agreements, or if no payment date is specified, on the payment date specified in Section 18.10. In determining the Specified Agreement Close-Out Amount, the Performing Party may foreclose upon and apply any collateral provided by or on behalf of the Non-Performing Party under this Agreement or any Specified Agreement.

18.9	Determination of the Termination Amount in the Event of Early Termination. The amount payable in respect of early termination shall comprise (without duplication) all of the following amounts, which shall be aggregated or netted to a single liquidated amount (the “Termination Amount”) owing from one Party to the other Party:

18.9.1	if MSCG requires PBF to purchase the MSCG inventory pursuant to Section 18.6, the purchase price of the MSCG Inventory located at the Refinery determined in accordance with Section 9.1 as of the date of termination;

18.9.2	the Specified Agreement Close-Out Amount as determined pursuant to Section 18.8;

18.9.3	the amount of any performance assurance, credit support or collateral provided by or on behalf of PBF under this Agreement or any Specified Agreement held by MSCG at the Early Termination Date, which shall be applied as a credit to PBF;

18.9.4	Breakage Costs, including, for avoidance of doubt, the losses and costs (or gains) incurred (or realized) by the Performing Party, if MSCG, in terminating, transferring, or otherwise modifying any outstanding contracts with Customers;

18.9.5	all Unpaid Amounts, including any purchase price for Product that has not yet been paid and any portion of the Provisional Payment Amount that has not been returned to MSCG;

18.9.6	any other amounts or adjustments that are owed one Party by the other Party under this Agreement or any other Transaction Document; and

18.9.7	the applicable Early Termination Fee, if any, as provided in Section 18.5.

In the event of any termination, notwithstanding any other provision of this Agreement, MSCG shall at all times be bound to make payment under the Payment Direction Agreement in accordance with its terms until performance under the Payment Direction Agreement is suspended pursuant to Section 18.4.6 and the terms thereof or the Payment Direction Agreement is terminated pursuant to the terms thereof.

18.10	Payment of Termination Amount. The Performing Party shall notify the Non-Performing Party of the Termination Amount due from or due such Party. If the Non-Performing Party owes the Termination Amount to the Performing Party, the Non-Performing Party shall pay the Termination Amount on the second Business Day after it receives the statement. If the Performing Party owes the Termination Amount to the Non-Performing Party, the Performing Party shall pay the Termination Amount once it has reasonably determined all amounts owed by the Non-Performing Party to it under all Specified Agreements and its rights of close-out and setoff under Section 18.11.

18.11

Setoff Rights of Performing Party. If the Performing Party elects to designate an Early Termination Date under Section 18.4.3, the Performing Party shall be entitled, at its option and in its discretion (and without prior notice to the Non-Performing Party), to setoff against the Termination Amount (whether such Termination Amount is payable to the Performing Party or to the Non-Performing Party) any other amounts payable under any agreements between the Non-Performing Party and the Performing Party (whether or not matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that the Termination Amount is so set off, the Termination Amount and other amounts will be discharged promptly and in all respects. The Performing Party will give notice to the other Party of any set-off effected under this Section 18.11.

Notwithstanding the above, MSCG shall at all times be bound to make payment under the Payment Direction Agreement in accordance with its terms until performance under such Payment Direction Agreement is suspended pursuant to Section 18.4.6.

18.12	Non-Exclusive Remedies. The Performing Party’s rights under this Section 18 are in addition to, and not in limitation or exclusion of, any other rights of setoff, recoupment, combination of accounts, Lien or other right which it may have, whether by agreement, operation of law or otherwise. No delay or failure on the part of a Performing Party to exercise any right or remedy shall constitute an abandonment of such right or remedy and the Performing Party shall be entitled to exercise such right or remedy at any time after a Termination Event has occurred and is continuing.

18.13	Indemnification. The Non-Performing Party shall reimburse the Performing Party for its costs and expenses, including reasonable attorneys’ fees, incurred in connection with the enforcement of, suing for or collecting any amounts payable by the Non-Performing Party. The Non-Performing Party shall indemnify and hold harmless the Performing Party for any damages, losses and expenses incurred by the Performing Party as a result of any Termination Event.

19.	INDEMNIFICATION AND CLAIMS

19.1	To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, PBF shall defend, indemnify and hold harmless MSCG, its Affiliates, and their Representatives, agents and contractors for and against any Liabilities which is caused by PBF or its Representatives, agents or contractors, in performing its obligations under this Agreement, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of MSCG, its Representatives, agents or contractors.

19.2	To the fullest extent permitted by Applicable Law and except as specified otherwise elsewhere in this Agreement, MSCG shall defend, indemnify and hold harmless PBF, its Affiliates, and their Representatives, agents and contractors for and against any Liabilities caused by MSCG or its Representatives, agents or contractors in performing its obligations under this Agreement, except to the extent that such injury, disease, death, or damage to or loss of property was caused by the negligence or willful misconduct on the part of PBF, its Representatives, agents or contractors.

19.3	In addition to the indemnification obligations set forth in Sections 19.1 and 19.2 and elsewhere in this Agreement, each Party (referred to as the “Indemnifying Party”) shall indemnify and hold the other Party (the “Indemnified Party”), its Affiliates, and their Representatives, agents and contractors, harmless from and against any and all Liabilities directly or indirectly arising from (i) the Indemnifying Party’s breach of any of its obligations under or covenants made in this Agreement; (ii) the Indemnifying Party’s negligence or willful misconduct; (iii) the Indemnifying Party’s failure to comply with Applicable Law with respect to the sale, transportation, storage, handling or disposal of Product or violation of any Environmental Law caused by the Indemnifying Party or its Representatives, agents or contractors, unless such violation liability results from the Indemnified Party’s negligence or willful misconduct; or (iv) if any of the Indemnifying Party’s representations, covenants or warranties made herein proves to be materially incorrect or misleading when made.

19.4	The Parties’ obligations to defend, indemnify, and hold each other harmless under the terms of this Agreement shall not vest any rights in any third party (whether a Governmental Authority or private entity), nor shall they be considered an admission of liability or responsibility for any purposes other than those enumerated in this Agreement.

19.5	Each Party agrees to notify the other Party as soon as practicable after receiving notice of any suit brought against it within the indemnities of this Agreement, shall furnish to the other the complete details within its knowledge and shall render all reasonable assistance requested by the other in the defense. Each Party shall have the right but not the duty to participate, at its own expense, with counsel of its own selection, in the defense and settlement thereof without relieving the other of any obligations hereunder. Notwithstanding the foregoing, an Indemnifying Party shall not be entitled to assume responsibility for and control of any judicial or administrative proceeding if such proceeding involves a Termination Event by the Indemnifying Party under this Agreement which shall have occurred and be continuing.

20.	LIMITATION ON DAMAGES

20.1	Except for the Parties’ indemnification obligations set forth in this Agreement, or unless otherwise expressly provided in this Agreement, the Parties’ liability for damages is limited to direct, actual damages only and neither Party shall be liable for specific performance, lost profits or other business interruption damages, or special, consequential, incidental, punitive, exemplary or indirect damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected with the performance, the suspension of performance, the failure to perform, or the termination of this Agreement. Each Party acknowledges the duty to mitigate damages hereunder.

21.	INFORMATION AND INSPECTION RIGHTS

21.1	Audit Rights. Upon request by either Party, the other Party shall provide the requesting Party with copies of all relevant documents and records in its possession that reasonably relate to compliance with EPA requirements described in Section 4.8 or to the calculation of any formula, invoice, statement or the amount of any payment under this Agreement, except for any documents or pricing information concerning any of MSCG’s proprietary activities that are in the custody or control of MSCG or any other person (whether or not related to this Agreement) or MSCG’s hedging activity or trading positions with any person that may have been utilized in connection with any Sale Contracts.

21.2

Right to Physical Inspection. From time to time during the Term, MSCG shall have the right, at its own cost and expense, to have an Independent Inspector conduct surveys and inspections of any of the Tanks or facilities at the Refinery that are used to handle, store or transfer the Product from the Refinery process units to the Tanks, and to observe any Product transfer, handling, metering or related activities; provided that such surveys and inspections shall be made during normal working hours and upon reasonable notice and shall not disrupt the Refinery’s normal operations. Such surveys and inspections shall be in compliance with the Refinery’s prevailing rules and procedures, and the Party undertaking such survey or inspection shall be responsible for its own personnel and representatives. If any dispute between the Parties has not been resolved as of the Early Termination Date or Termination Date, as applicable, MSCG’s inspection rights under this Section 21.2 shall continue for a period that is the later of (i) the date on which all amounts due by one Party to the other Party as a result of termination or expiration of this Agreement are paid as provided in Section 18 and (ii) removal of or transfer of title to the Product owned by MSCG or its consignees or assignees from the Refinery.

22.	GOVERNANCE COMMITTEE

22.1	Approved Representatives. The Parties shall each appoint by written notice to the other Party two senior individuals representing them (the “Approved Representatives”) to be members of a governance committee (the “Governance Committee”) to administer, resolve and determine matters relating to the operation and administration of the Transaction Documents and to keep the Parties appraised of all material aspects of and developments relating to the Transaction Documents. Each Approved Representative must be currently employed by the appointing Party at all times. Either Party may replace one or both of the individuals serving as its Approved Representatives in its discretion from time to time upon written notice to the other Party.

22.2	Meetings of the Governance Committee. The quorum for decision making at a meeting of the Governance Committee shall be not less than one Approved Representative appointed by each Party. Meetings of the Governance Committee shall be held quarterly or as required to resolve any matter or dispute or if so requested by either of the Parties.

22.3	Decisions of the Governance Committee. If agreement is reached in writing, the Governance Committee shall have such written agreement reflected in a mutually acceptable amendment to this Agreement; provided that revisions to the schedules to this Agreement may be made upon the mutual agreement of the Authorized Representatives in writing (including by an exchange of e-mails or electronic messages) without a formal amendment. The Parties agree that the Governance Committee shall have due regard to the Parties’ goals and objectives that were the basis of entering into this Agreement when making any relevant decisions or making any agreement in respect of any matter referred to it under the Transaction Documents.

22.4	Third Party Referee. Without prejudice to any provision of this Agreement that sets out a specific time frame for consideration of a matter by the Governance Committee or for the Parties to have specific rights following the Governance Committee failing to agree on matters referred to it, in the event the Governance Committee cannot reach agreement within 30 Business Days on any matter before it, after consulting in good faith and using all reasonable efforts to reach agreement, such matter or dispute shall be referred to an independent third party for resolution. Such independent third party shall have an expertise in the subject matter and shall be mutually agreed upon by the Parties. Such firm’s determination shall be in the form of a written opinion, as is appropriate under the circumstances, to be delivered within 30 days of submission of the dispute to the firm or as soon thereafter as the firm can reasonably render its decision, and shall confirm that it was rendered in accordance with this Section 22, including that it was arrived at with due regard to the Contract Objectives. The fees and expenses of such firm for its services in resolving such dispute shall be borne equally by the Parties. With respect to any matters before the Governance Committee, the Parties agree that no Party shall take action under Section 23 until the procedures of this Section 22 have been completed provided, however, that any applicable statute of limitations shall be tolled during such period and either party may seek immediate injunctive relief if so required.

23.	GOVERNING LAW AND DISPUTES

23.1	Governing Law. This Agreement and all matters arising in connection therewith, including validity and enforcement, shall be governed by, interpreted and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles that would result in the application of a different law. Each Party hereby submits itself to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the Borough of Manhattan, State of New York or, if any federal court declines to exercise or does not have jurisdiction, in any New York state court in the Borough of Manhattan, State of New York and to service of process by certified mail, delivered to the Party at its last designated address.

23.2	EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO THE JURISDICTION OF ANY SUCH COURT OR TO THE VENUE THEREIN OR ANY CLAIM OF INCONVENIENT FORUM OF SUCH COURT. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY AGREES TO DESIGNATE ANY PROCEEDING RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AS “COMMERCIAL” ON THE REQUEST FOR JUDICIAL INTERVENTION SEEKING ASSIGNMENT TO THE COMMERCIAL DIVISION OF THE SUPREME COURT OF THE STATE OF NEW YORK.

23.3	Availability of Remedies. The Parties acknowledge and agree that damages may not be an adequate remedy for a breach of the provisions of this Agreement. For this reason, among others, the Parties could be irreparably harmed if this Agreement is not deemed to be specifically enforceable or any other legal or equitable remedy or relief is deemed not to be available, and the Parties hereby agree that, but without prejudice to Section 18, this Agreement shall be specifically enforceable and that all other legal and equitable remedies and relief shall be available.

24.	ASSIGNMENT

24.1	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

24.2	A Party may not assign or otherwise transfer any of its rights or obligations or subcontract or delegate in whole or in part the performance of any of its obligations under this Agreement to any person without the prior written consent of the other Party, except as set forth in Section 24.3; provided that if a Party requests assignment or transfer of this Agreement to an Affiliate, consent shall not be unreasonably withheld. If written consent is given for any assignment, the assignor shall remain jointly and severally liable with the assignee for the full performance of the assignor’s obligations under this Agreement, unless the Parties otherwise agree in writing.

24.3	Either Party may assign its receivables under this Agreement to a third party without the consent of the other Party. PBF may assign and transfer its rights and obligations under this Agreement in their entirety to PBF on the Closing Date without the consent of MSCG; provided that PBF simultaneously delivers the Guaranty executed by PBF referenced in Section 12.2.

24.4	Any prohibited assignment in violation of this Section 24 shall be null and void ab initio and the non-assigning Party shall have the right, without prejudice to any other rights or remedies it may have hereunder or otherwise, to terminate this Agreement effective immediately upon notice to the Party attempting such assignment.

25.	NOTICES

25.1	Notices in Writing. Any notice, demand or document that a Party is required or may desire to give hereunder, except to the extent specifically provided otherwise herein, must be (i) in writing and (ii) given by personal delivery, overnight courier, facsimile, or U.S. mail registered or certified mail, return receipt requested, with the postage prepaid and properly addressed or communicated to such Party at its address or facsimile number set forth in Section 25.2, or at such other address as either Party may have furnished to the other by notice given in accordance with this Section 25.1. Other than notices relating to a Potential Event of Default, a Termination Event, termination of this Agreement, indemnification, assignment and disputes, notice may also be given by electronic mail at such e-mail address as is typically used for such type of matter in the conduct of the recipient’s business. Any notice delivered or made by personal delivery, overnight courier, facsimile, or U.S. mail shall be deemed to be given on the date of actual delivery as shown by the receipt for personal delivery or overnight courier delivery, the addresser’s machine confirmation for facsimile delivery, or the registry or certification receipt for registered or certified mail.

25.2	Addresses.

If to PBFH or PRC:

PBF Holding Company LLC

1 Sylvan Way, 2nd floor

Parsippany, NJ 07054-3887

Attention: Executive Vice President, Commercial

With a copy to:

PBF Holding Company LLC

1 Sylvan Way, 2nd floor

Parsippany, NJ 07054-3887

Attention: General Counsel

If to MSCG:

Morgan Stanley Capital Group Inc.

2000 Westchester Avenue, Floor 01

Purchase, New York 10577-2530

Attention: Randall O’Connor

Phone: 914-225-1466

Facsimile: 914-225-9298

E-mail: randall.o’connor@morganstanley.com

With a copy to:

Morgan Stanley Capital Group Inc.

2000 Westchester Avenue, Floor 01

Purchase, New York 10577-2530

Attention: Kenneth Carlino

Phone: 914-225-1417

Facsimile: 914-225-9299

E-mail: kenneth.carlino@morganstanley.com

26.	NATURE OF THE TRANSACTION AND RELATIONSHIP OF THE PARTIES

26.1	Neither this Agreement nor any other Transaction Document or transaction under any of them, nor the performance by the Parties of their respective obligations under this Agreement, any other Transaction Document or any transaction, shall constitute or create a joint venture, partnership or legal entity of any kind between the Parties. It is understood that each Party has complete charge of its employees and agents in the performance of its duties hereunder, and nothing herein shall be construed to make a Party, or any employee or agent of such Party, an agent or employee of another Party. No Party shall have any authority (unless expressly conferred in writing under this Agreement or otherwise and not revoked) to bind another Party as its agent or otherwise.

27.	CONFIDENTIALITY

27.1	This Agreement and all documents related to the foregoing and any information pertaining thereto made available by a Party or its Representatives to the other Party or its Representatives, are confidential (collectively, “Confidential Information”). Each Party shall at a minimum use the same efforts and standard of care with respect to Confidential Information provided by the other Party that it uses to preserve its own confidential information, and in no event less than reasonable efforts. Confidential Information shall not be discussed with or disclosed to any third party by any Party except for such information (i) as may become generally available to the public through no breach of this Section 27.1 or any other agreement between the Parties, (ii) as may be required or appropriate in response to any summons, subpoena or otherwise in connection with any litigation or to comply with any Applicable Law or accounting disclosure rule or standard or request by any supervisory or regulatory authority, (iii) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the other Party or its credit support provider in making such disclosure, or (iv) as may be furnished to the disclosing Party’s Affiliates or to its Representatives, all of whom are required to keep the information that is disclosed in confidence. This provision shall remain in effect for two years following the termination of this Agreement.

27.2	In the case of disclosure covered by clause (ii) of Section 27.1, and if the disclosing Party’s counsel advises that it is permissible to do so, the disclosing Party shall notify the other Party in writing of any proceeding of which it is aware which may result in disclosure, and use reasonable efforts to prevent or limit such disclosure. The Parties may exercise all remedies available at law or in equity to enforce or seek relief in connection with the confidentiality obligations contained in this Agreement.

28.	MISCELLANEOUS

28.1	Joint Parties. (i) The obligations of PBFH and PRC under this Agreement shall be the joint and several obligations of each such entity; (ii) any reference to “Party”, as applied to PBFH and PRC, shall be construed as a joint and several reference to each such entity.

28.2	Survival. Termination or expiration of this Agreement shall not affect any rights or obligations that may have accrued prior to termination, including any in respect of antecedent breaches and, for the avoidance of doubt but subject to the terms of this Agreement, any rights or obligations under this Agreement or any of the other Transaction Documents in respect of transactions entered into up to and including the date of termination or expiration of this Agreement. The obligations of each Party that expressly survive termination, are required to take effect on or give effect to termination or the consequences of termination or which by their very nature must survive termination, shall continue in full force and effect notwithstanding termination of this Agreement.

28.3	Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the Parties regarding the matters contemplated herein or related thereto, and no representations or warranties shall be implied or provisions added hereto in the absence of a written agreement to such effect between the Parties after the Effective Date; provided, however, that nothing in this Agreement shall limit, impair or contravene the Parties’ or their Affiliates’ rights as set forth in any Specified Agreement (whether entered into prior to, on or after the Effective Date) regarding the collection and determination of margin and collateral, the exporting or importing of events of default, termination events, or the netting and setting off of amounts due. This Agreement may not be altered, amended, modified or otherwise changed in any respect except in writing duly executed by an authorized representative of each Party and no representations or warranties shall be implied or terms added in the absence of a writing signed by both Parties. No promise, representation or inducement has been made by either Party that is not embodied in this Agreement, and neither Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

28.4	Severability. If at any time any court of competent jurisdiction declares any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any Applicable Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the Applicable Law of any other jurisdiction will, in any way, be affected or impaired. The Parties will negotiate in good faith with a view to reform this Agreement in order to give effect to the original intention of the Parties and produce as nearly as is practicable in all the circumstances the appropriate balance of the commercial interests of the Parties. The failure to agree upon such provisions for any reason or no reason shall not be considered a breach of this Agreement.

28.5	Waiver and Cumulative Remedies. No failure to exercise, nor any delay in exercising, any right, power or remedy under this Agreement or provided by Applicable Law shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies (provided by Applicable Law or otherwise). Any waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

28.6	Time Is of the Essence. Time shall be of the essence for this Agreement with respect to all aspects of each Party’s performance of its obligations under this Agreement.

28.7	No Third-Party Beneficiaries. There are no third party beneficiaries to this Agreement and the provisions of this Agreement shall not impart any legal or equitable right, remedy or claim enforceable by any person, firm or organization other than the Parties and their successors in interest and permitted assigns.

28.8	Announcements. At no time during the Term of this Agreement, and for a period of two years following its expiration or termination, shall any Party issue any press announcement or public statement regarding this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld, delayed or conditioned, except as may be required by Applicable Law or to the extent public disclosure is required under the circumstances described in any relevant confidentiality agreement entered into between the Parties. The issuing Party will:

28.8.1	use all reasonable efforts to notify the other Party of the content of such announcement at least three Business Days prior to such issue (unless otherwise required by Applicable Law or to the extent public disclosure is required under the circumstances described in any relevant confidentiality agreement entered into by the Parties); and

28.8.2	take the other Party’s comments on the proposed announcement into account as is reasonable in the circumstances, provided such comments are received within two Business Days of the notification.

28.9	Counterparts. This Agreement may be executed by the Parties in separate counterparts and all such counterparts shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf the signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be executed by its duly authorized representative.

Executed by

MORGAN STANLEY CAPITAL GROUP INC.

/s/ Martin Mitchell

Name:	Martin Mitchell

Title:	Authorized Signatory

Date:	8/29/12

Executed by

PBF HOLDING COMPANY LLC

/s/ Jeffrey Dill

Name:	Jeffrey Dill

Title:	Secretary

Date:	8/30/12

Executed by

PAULSBORO REFINING COMPANY LLC

/s/ Jeffrey Dill

Name:	Jeffrey Dill

Title:	Secretary

Date:	8/30/12

SCHEDULE 1 – PRODUCTS LIST

(subject to revision upon decision of the Governance Committee)

Generic Product Description	Advisor Product Code	Product Category
ALKYLATE	ALKY	Intermediate Products
CBOB	CBOBUNL12.9	Light Finished Products
CBOB_SUP	CBOBPRE12.9	Light Finished Products
CHD1 FEED	CHDLGO	Intermediate Products
DAO	345PDRAF	Intermediate Products
FINISHED HEATING	HSFO2	Light Finished Products
FINISHED JET	JET	Light Finished Products
FINISHED LSD	LSD	Light Finished Products
HEATING OIL	HSFO2 UNDYED	Light Finished Products
LT. STRAIGHT RUN	LSRG	Intermediate Products
LUBE BASE OIL	STK6154, STK6336, STK339, STK850, STK318, STK345	Lubes
LUBE DISTILLATE	LUBEDIST	Intermediate Products
LUBE EXTRACT	LUBEEXT-130A, LUBEEXT-100, LUBEEXT-220, LUBEEXT, HVYFURFEXT	Lubes
LUBE MISC	6287LHDT, 6051LHDT	Intermediate Products
LUBE RAFFINATE	LUBERAFF	Intermediate Products
MARINE DIESEL	MDO	Light Finished Products
PBOB	RBOB10.0UNL13.5	Light Finished Products
RAW FCC NAPHTHA	CATG	Intermediate Products
RBOB	RBOB10.0UNL13.5	Light Finished Products
REFORMATE	REFM	Intermediate Products
SWEET NAPHTHA	NAPSWEET	Intermediate Products
SOUR NAPHTHA	NAPLOW, NAP40	Intermediate Products
SOUR ST RUN KERO	KERO	Intermediate Products

SCHEDULE 2 – SLURRY INVENTORY SALE TERMS

To the extent applicable, all terms in the main body of this SECOND AMENDED AND RESTATED PRODUCTS OFFTAKE AGREEMENT (this “Agreement”) to which this Schedule 2 is attached shall apply to the sale of slurry as described in this Schedule 2. As used in this Schedule 2, “Seller” means MSCG and “Buyer” means PBF. All capitalized terms used in this Schedule 2 that are not otherwise defined in this Schedule 2 shall have the meanings ascribed thereto in the main body of this Agreement.

1.	SALE AND PURCHASE OF SLURRY INVENTORY

1.1	Generally

At a time (the “Inventory Transfer Time”) and on a date (the “Inventory Transfer Date”), both to be mutually agreed between the Parties, MSCG agrees to sell and PBF agrees to purchase all of the Seller’s right, title and undivided interest in Slurry owned by MSCG and located at the Refinery as of such time (the “Slurry Inventory”) in accordance with the terms of this Schedule 2.

The Slurry Inventory shall meet the specifications below:

Generic Product Description	Advisor Product Code	Product Category
FCC SLURRY OIL	CSO	Slurry

1.2	Provisional Slurry Payment Amount

Two Business Days prior to the Inventory Transfer Date, PBF shall deliver to MSCG an estimate (the “Inventory Estimate”) of the projected volume of Slurry Inventory on the Inventory Transfer Date at the Inventory Transfer Time based on static tank measurements and otherwise in accordance with the provisions of the Storage Agreement and projected inflows and outflows. One Business Day prior the Inventory Transfer Date, MSCG shall deliver to PBF an invoice for a provisional payment amount (the “Provisional Slurry Payment Amount”). MSCG shall calculate the Provisional Slurry Payment Amount based on the *****. PBF shall make payment to MSCG of the Provisional Slurry Payment Amount prior to the Inventory Transfer Time on the Inventory Transfer Date.

1.3	Measurement and Sampling by Independent Inspector

On the Inventory Transfer Date, an Independent Inspector shall measure the volume of Slurry Inventory as of the Inventory Transfer Time by taking static tank measurements and otherwise in accordance with the provisions of the Storage Agreement. Unless otherwise agreed by the Parties, all valves in and out of the Tank will be closed and sealed at the time of gauging.

Following the Independent Inspector’s measurement of the Slurry Inventory volume, the Independent Inspector shall prepare and deliver to the Parties a report setting forth the volume of Slurry Inventory in the Tanks and qualitative test results for the Slurry Inventory (the “Inventory Report”). Each Party may have a representative present for all measurement and sampling performed in connection with the sale of Slurry. Inspection and testing costs for the Independent Inspector, including travel, laboratory and incidental costs (such as bottles, bombs, seals etc.) shall be shared on a ***** basis between MSCG and PBF (i.e., *****% by MSCG and *****% by PBF).

1.4	Slurry Payment Adjustment

After receipt of the Inventory Report, MSCG shall notify PBF, on the fifth (5th) Business Day prior the thirtieth (30th) day following the Inventory Transfer Date, of any adjustment (the “Slurry Payment Adjustment”) payable by either MSCG or PBF in respect of the purchase of the Slurry Inventory based on the final volumes reflected in the Inventory Report and the Slurry Price as determined in accordance with Schedule 11. The Party that is owed the Slurry Payment Adjustment shall deliver an invoice to the Party owing the Slurry Payment Adjustment. The Party owing the Slurry Payment Adjustment shall pay such amount to the other Party on or prior to the 30th day following the Inventory Transfer Date (the “Slurry Payment Date”), provided that the Party owing the Slurry Payment Adjustment received the invoice for the total amount payable at least five (5) Business Days prior to the Slurry Payment Date, otherwise, the Slurry Payment Date shall be the fifth (5th) Business Day following receipt of such invoice by the Party owing the Slurry Payment Adjustment. The Slurry Payment Adjustment may be aggregated with any other amounts payable pursuant to any Net Payment Amount Invoice delivered on or after the Slurry Payment Date, and together with such other amounts, shall constitute the Net Payment Amount in respect of such invoice.

1.5	Payment Conditioned

For the avoidance of doubt, the payment of the Provisional Slurry Payment Amount and the Slurry Payment Adjustment shall be subject to Sections 9.8-9.10 of this Agreement and any failure to pay such amount by the due date shall constitute an Event of Default under Section 18.2.1, subject to the applicable grace period therein.

SCHEDULE 3 – LIST OF ASSIGNED INFRASTRUCTURE AGREEMENTS AND

ASSIGNED TERM AGREEMENTS

Assigned Infrastructure Agreements:

(1)	The Subcontract Letter Agreement among NuStar Logistics, L.P. (“Nustar Logistics”), PBF and MSCG pursuant to which PBF will subcontract with MSCG for the use of certain tanks at the NuStar Terminal under the Master Terminal Services Agreement among Nustar Logistics, NuStar Pipeline Operating Partnership L.P. and PBF, and the Terminal Services Release No. 10-09-1293 /B155-01 between Nustar Logistics and PBF.

(2)	The Assignment and Assumption of Storage and Product Handling Agreement between PBF and MSCG pursuant to which PBF will assign to MSCG its rights and obligations to use the Plains Terminal under the Storage and Product Handling Agreement 6717-04-06-5021 dated June 1, 2004.

Assigned Term Agreements:

(1)	The Assignment and Assumption of Offtake Agreement among PBF, MSCG and VMSC pursuant to which PBF will assign to MSCG its rights and obligations under the Offtake Agreement (exhibit H to the SPA) between VMSC and PBF.

(2)	The assignment and assumption agreements among PBF, MSCG and each respective counterparty pursuant to which PBF will assign its rights and obligations under each of the following sales contracts to MSCG:

(a)	Contract 40226545, dated June 1, 2009, between VMSC and Lufthansa.

(b)	Contract 40237445, dated October 12, 2009, between VMSC and Shipley Fuels Marketing LLC.

(c)	Contract 40237446, dated October 12, 2009, between VMSC and Shipley Fuels Marketing LLC.

(d)	Contract 40260639, dated August 1, 2010, between VMSC and British Airways PLC.

(e)	Contract 40272224, dated August 1, 2010, between VMSC and Southwest Airlines Co.

(f)	Contract 40272225, dated June 1, 2010, between VMSC and Delta Air Lines.

(g)	Contract 40272585, dated November 15, 2010, between VMSC and Center Oil Company.

(h)	Contract 40272945, dated July 1, 2010, between VMSC and Continental Airlines.

(i)	Contract 40272947, dated July 1, 2010, between VMSC and Frontier Airlines Post Bankruptcy.

(j)	Contract 40272948, dated April 1, 2010, between VMSC and United Airlines.

(k)	Contract 40272949, dated July 1, 2009, between VMSC and United Parcel Service Co.

(l)	Contract 40272950, dated July 1, 2010, between VMSC and Avfuel Corporation.

(m)	Contract 40272951, dated September 1, 2010, between VMSC and Arrow Energy.

(n)	Contract 40272952, dated January 1, 2010, between VMSC and Shell Oil Products U.S.

(o)	Contract 40272953, dated January 1, 2010, between VMSC and Western Petroleum Company.

(p)	Contract 40272954, dated August 1, 2010 between VMSC and World Fuel Services (Jet Fuel).

(q)	Contract 40272958, dated July 1, 2010, between VMSC and Epic Aviation LLC.

(r)	The Petroleum Product Purchase/Sales Agreement, dated November 1, 2010, between VMSC and US Airways, Inc.

SCHEDULE 4 – TANK LIST

(subject to revision upon decision of the Governance Committee)

TANK #	Generic Product Description	Shell Capacity (BBL)	Working Capacity (BBL)
2	DAO	*****	*****
3	DAO	*****	*****
8	DAO	*****	*****
93	LUBE RAFFINATE	*****	*****
219	LUBE MISC.	*****	*****
368	LUBE RAFFINATE	*****	*****
391	LUBE BASE OIL	*****	*****
397	LUBE MISC.	*****	*****
398	LUBE RAFFINATE	*****	*****
449	LUBE BASE OIL	*****	*****
557	SOUR ST RUN KERO	*****	*****
558	CHD1 FEED	*****	*****
593	LUBE BASE OIL	*****	*****
634	LUBE EXTRACT	*****	*****
635	LUBE EXTRACT	*****	*****
636	LUBE EXTRACT	*****	*****
670	LUBE RAFFINATE	*****	*****
724	ALKYLATE	*****	*****
725	ALKYLATE	*****	*****
756	LUBE EXTRACT	*****	*****
767	LUBE EXTRACT	*****	*****
802	SOUR NAPHTHA	*****	*****
839	LUBE BASE OIL	*****	*****
840	LUBE BASE OIL	*****	*****
866	LUBE BASE OIL	*****	*****
935	LUBE RAFFINATE	*****	*****
936	LUBE RAFFINATE	*****	*****
1021	LUBE BASE OIL	*****	*****
1022	LUBE BASE OIL	*****	*****
1023	ALKYLATE	*****	*****
1024	LUBE BASE OIL	*****	*****
1025	LUBE BASE OIL	*****	*****
1028	CHD1 FEED	*****	*****
1063	RAW FCC NAPHTHA	*****	*****
1064	CBOB	*****	*****
1065	RBOB	*****	*****

TANK #	Generic Product Description	Shell Capacity (BBL)	Working Capacity (BBL)
1066	RBOB	*****	*****
1115	REFORMATE	*****	*****
1116	LT. STRAIGHT RUN	*****	*****
1117	LUBE BASE OIL	*****	*****
1118	LUBE BASE OIL	*****	*****
1131	LUBE BASE OIL	*****	*****
1425	LUBE BASE OIL	*****	*****
1427	LUBE BASE OIL	*****	*****
1428	LUBE BASE OIL	*****	*****
1536	LUBE BASE OIL	*****	*****
1537	LUBE BASE OIL	*****	*****
1886	LUBE DISTILLATE	*****	*****
1887	LUBE DISTILLATE	*****	*****
1888	LUBE DISTILLATE	*****	*****
1891	LUBE DISTILLATE	*****	*****
1892	LUBE DISTILLATE	*****	*****
1898	LUBE BASE OIL	*****	*****
1899	LUBE BASE OIL	*****	*****
1911	FINISHED LSD	*****	*****
1912	SOUR ST RUN KERO	*****	*****
1941	LUBE DISTILLATE	*****	*****
1942	LUBE DISTILLATE	*****	*****
1943	LUBE DISTILLATE	*****	*****
1944	LUBE EXTRACT	*****	*****
1945	LUBE DISTILLATE	*****	*****
1946	LUBE DISTILLATE	*****	*****
1947	LUBE EXTRACT	*****	*****
1962	LUBE RAFFINATE	*****	*****
1963	LUBE RAFFINATE	*****	*****
1964	LUBE RAFFINATE	*****	*****
1965	LUBE RAFFINATE	*****	*****
2173	RBOB	*****	*****
2807	FINISHED JET	*****	*****
2808	FINISHED JET	*****	*****
2869	CBOB SUP	*****	*****
2940	RAW FCC NAPHTHA	*****	*****
2941	CBOB	*****	*****
3018	FINISHED JET	*****	*****
3174	PBOB	*****	*****

TANK #	Generic Product Description	Shell Capacity (BBL)	Working Capacity (BBL)
N-1972	Ethanol - NuStar	*****	*****
Plains Etho	Ethanol - Plains	*****	*****
S1	LUBE EXTRACT	*****	*****
S3	FINISHED JET	*****	*****
S32	FINISHED JET	*****	*****
S33	FINISHED JET	*****	*****
S35	LUBE BASE OIL	*****	*****
S36	FINISHED JET	*****	*****
S37	CHD1 FEED	*****	*****
S46	CHD1 FEED	*****	*****
S49	LUBE BASE OIL	*****	*****
S52	LUBE BASE OIL	*****	*****
S54	CHD1 FEED	*****	*****
S57	HEATING OIL	*****	*****
S58	HEATING OIL	*****	*****
S59	HEATING OIL	*****	*****
S60	HEATING OIL	*****	*****
S63	HEATING OIL	*****	*****
S64	HEATING OIL	*****	*****
S80	SOUR NAPHTHA	*****	*****
S81	SOUR NAPHTHA	*****	*****
S82	SWEET NAPHTHA	*****	*****

SCHEDULE 5 – FORM OF QUARTERLY FORECAST

Quarterly Delivery Forecast	ALL DATES & VOLUME DATA ARE INCLUDED FOR ILLUSTRATIVE PURPOSES ONLY
Date of Report:	December 19, 2010
Delivery Month 2:	February-11
Delivery Month 3:	March-11
Report Author:	PBF
Report Receiver:	MSCG
Report Frequency:	Prior to the 20th of every month
Scheduled Maintenance:	[Insert dates/comments if any]

			February-11	March-11
Category	Generic Product Description	Advisor Product Code	Production Estimate (M Bbls)	Production Estimate (M Bbls)	Notes/Comments
Light Finished Products	CBOB	CBOBUNL12.9	*****	*****
Light Finished Products	CBOB SUP	CBOBPRE12.9	*****	*****
Light Finished Products	PBOB	RBOB10.0UNL13.5	*****	*****
Light Finished Products	RBOB	RBOB10.0UNL13.5	*****	*****
Light Finished Products	FINISHED HEATING	HSFO2	*****	*****
Light Finished Products	FINISHED JET	JET	*****	*****
Light Finished Products	FINISHED LSD	LSD	*****	*****
Light Finished Products	HEATING OIL	HSFO2 UNDYED	*****	*****
Light Finished Products	MARINE DIESEL	MDO	*****	*****
Light Finished Products	Specialty Grade		*****	*****
Light Finished Products	Specialty Grade		*****	*****

Total Light Finished Products			*****	*****

SCHEDULE 6 – FORM OF MONTHLY DELIVERY SCHEDULE

ALL DATES & VOLUME DATA ARE INCLUDED FOR ILLUSTRATIVE PURPOSES ONLY

Monthly Delivery Schedule
Date of Report:	December 19, 2010
Delivery Month:	January-11
Report Author:	PBF
Report Receiver:	MSCG
Report Frequency:	Prior to the 20th of every month
Scheduled Maintenance:	[Insert dates/comments if any]

Category	Generic Product Description	Advisor Product Code	Production Estimate (M Bbls)	Consumption Estimate (M Bbls)	Net Production Estimate (M Bbls)	Notes/Comments
Light Finished Products	CBOB	CBOBUNL12.9	*****		*****
Light Finished Products	CBOB_SUP	CBOBPRE12.9	*****		*****
Light Finished Products	PBOB	RBOB10.0UNL13.5	*****		*****
Light Finished Products	RBOB	RBOB10.0UNL13.5	*****		*****
Light Finished Products	FINISHED HEATING	HSFO2	*****		*****
Light Finished Products	FINISHED JET	JET	*****		*****
Light Finished Products	FINISHED LSD	LSD	*****		*****
Light Finished Products	HEATING OIL	HSFO2 UNDYED	*****		*****
Light Finished Products	MARINE DIESEL	MDO	*****		*****
Light Finished Products	Specialty Grade		*****		*****
Light Finished Products	Specialty Grade		*****		*****

Total Light Finished Products			*****		*****

Intermediate Products	LT. STRAIGHT RUN	LSRG	*****	*****	*****
Intermediate Products	RAW FCC NAPHTHA	CATG	*****	*****	*****
Intermediate Products	SOUR NAPHTHA	NAPLOW	*****	*****	*****
Intermediate Products	SOUR NAPHTHA	NAP40	*****	*****	*****
Intermediate Products	SWEET NAPTHA	NAPSWEET	*****	*****	*****
Intermediate Products	ALKYLATE	ALKY	*****	*****	*****
Intermediate Products	REFORMATE	REFM	*****	*****	*****
Intermediate Products	CHD1 FEED	CHDLGO	*****	*****	*****
Intermediate Products	SOUR ST RUN KERO	KERO	*****	*****	*****
Intermediate Products	DAO	345PDRAF	*****	*****	*****
Intermediate Products	LUBE DISTILLATE	LUBEDIST	*****	*****	*****
Intermediate Products	LUBE MISC	6287LHDT	*****	*****	*****
Intermediate Products	LUBE MISC	6051LHDT	*****	*****	*****
Intermediate Products	LUBE RAFFINATE	LUBERAFF	*****	*****	*****
Intermediate Products	Other		*****	*****	*****

Total Intermediate Products			*****	*****	*****

Lubes	LUBE EXTRACT	LUBEEXT-130A	*****	*****	*****
Lubes	LUBE EXTRACT	LUBEEXT-100	*****	*****	*****
Lubes	LUBE EXTRACT	LUBEEXT-220	*****	*****	*****
Lubes	LUBE EXTRACT	LUBEEXT	*****	*****	*****
Lubes	LUBE EXTRACT	HVYFURFEXT	*****	*****	*****
Lubes	LUBE BASE OIL	STK6154	*****	*****	*****
Lubes	LUBE BASE OIL	STK6336	*****	*****	*****
Lubes	LUBE BASE OIL	STK339	*****	*****	*****
Lubes	LUBE BASE OIL	STK850	*****	*****	*****
Lubes	LUBE BASE OIL	STK318	*****	*****	*****
Lubes	LUBE BASE OIL	STK345	*****	*****	*****
Lubes	Other		*****	*****	*****

Total Lubes			*****	*****	*****

Total All Products			*****	*****	*****

SCHEDULE 7 – FORM OF WEEKLY NOMINATION

RBOB		RBOB TANKS AT PAULSBORO REFINERY
	TK NO.	*****	*****	*****	TOTAL CAP
	CAPACITY	*****	*****	*****	*****
	SAFE FILL	*****	*****	*****	*****
	TANK HEELS	*****	*****	*****	*****
	WORKING CAPACITY	*****	*****	*****	*****

DATE	OPEN INV BBLS	PRODUCTION BBLS	NUSTAR RACK BBLS	BATCH NUMBERS/ BARGE/VSL NAME	BUCKEYE BBLS	COLONIAL BBLS	WATERBORNE BBLS	ADJ BBLS	AVAILABLE END INV BBLS	ACTUAL REFINERY INV W/HEELS
1-Dec-10	*****	—	*****		*****				*****	*****
2-Dec-10	*****	*****	*****	ENERGY-11104/AMSPEC			*****		*****	*****
3-Dec-10	*****	*****	*****						*****	*****
4-Dec-10	*****	—	*****	VAL-542-341P	*****				*****	*****
5-Dec-10	*****	*****	*****						*****	*****
6-Dec-10	*****	—	*****						*****	*****
7-Dec-10	*****	*****	*****						*****	*****
8-Dec-10	*****	*****	*****	DBL-140/AMSPEC			*****		*****	*****
9-Dec-10	*****	—	*****						*****	*****
10-Dec-10	*****	*****	*****						*****	*****
11-Dec-10	*****	—	*****						*****	*****
12-Dec-10	*****	—	*****						*****	*****
13-Dec-10	*****	*****	*****	VAL-F5-668		*****			*****	*****
14-Dec-10	*****	*****	*****						*****	*****
15-Dec-10	*****	—	*****						*****	*****
16-Dec-10	*****	—	*****	VAL-542-351P	*****				*****	*****
17-Dec-10	*****	*****	*****						*****	*****
18-Dec-10	*****	—	*****						*****	*****
19-Dec-10	*****	*****	*****	VAL-F5-678/VAL OFFTAKE 20MB PBD TRC PAA/15MB PZD VAL AFR		*****			*****	*****
20-Dec-10	*****	—	*****						*****	*****
21-Dec-10	*****	—	*****						*****	*****
22-Dec-10	*****	—	*****						*****	*****
23-Dec-10	*****	*****	*****						*****	*****
24-Dec-10	*****	—	*****						*****	*****
25-Dec-10	*****	*****	*****						*****	*****
26-Dec-10	*****	*****	*****						*****	*****
27-Dec-10	*****	*****	*****	VAL-542-361P/VAL OFFTAKE MX BET BET	*****				*****	*****
28-Dec-10	*****	*****	*****						*****	*****
29-Dec-10	*****	*****	*****						*****	*****
30-Dec-10	*****	*****	*****						*****	*****
31-Dec-10	*****	*****	*****						*****	*****
1-Jan-11	*****								*****	*****
2-Jan-11	*****								*****	*****
3-Jan-11	*****								*****	*****
4-Jan-11	*****								*****	*****
5-Jan-11	*****								*****	*****
6-Jan-11	*****								*****	*****
7-Jan-11	*****								*****	*****
8-Jan-11	*****								*****	*****
9-Jan-11	*****								*****	*****
10-Jan-11	*****								*****	*****
11-Jan-11	*****								*****	*****
12-Jan-11	*****								*****	*****
13-Jan-11	*****								*****	*****
14-Jan-11	*****								*****	*****
15-Jan-11	*****								*****	*****
16-Jan-11	*****								*****	*****
17-Jan-11	*****								*****	*****
18-Jan-11	*****								*****	*****
19-Jan-11	*****								*****	*****
20-Jan-11	*****								*****	*****
21-Jan-11	*****								*****	*****
22-Jan-11	*****								*****	*****

SCHEDULE 8—PAYMENT DAYS FOR LIGHT FINISHED PRODUCTS AND SPECIALTY GRADES

The applicable Provisional Payment Day and Final Payment Day for each Relevant Delivery Date occurring during a calendar week, subject to the Holiday Modifications below, is as follows:

TABLE 1: Payment Day Table

Relevant Delivery Date	Provisional Payment Day*	Final Payment Day**
Sunday	Monday	Wednesday
Monday	Tuesday	Thursday
Tuesday	Wednesday	Friday
Wednesday	Thursday	Monday of the following week
Thursday	Friday	Tuesday of the following week
Friday	Friday	Wednesday of the following week
Saturday	Monday of the following week	Wednesday of the following week

*Holiday Modifications to Provisional Payment Day:

(1) If a Tuesday Wednesday or Thursday is a non-Business Day, then, unless (2) below applies, the Provisional Payment Day for the Relevant Delivery Date preceding such non-Business Day is the next following Business Day.

For example, if Thursday is a non-Business Day, then the Provisional Payment Day for Wednesday is Friday.

(2) If a Friday is a non-Business Day or if a Monday of the following week is a non-Business Day, then (i) the Provisional Payment Day for the Relevant Delivery Date falling on the first non-Business Day occurring at the end of the relevant week will be the day prior to such Relevant Delivery Date, and (ii) the Provisional Payment Day for the Relevant Delivery Date falling on the last Business Day of the relevant week will be such Relevant Delivery Date.

For example:

If Friday is not a Business Day for a particular week, then the Provisional Payment Day for Friday will be Thursday and the Provisional Payment Day for Thursday will be Thursday.

If the Monday in the week following a particular week is not a Business Day, then the Provisional Payment Day for Saturday of such week will be Friday.

**Holiday Modifications to Final Payment Day:

If any day after the Relevant Delivery Date up to and including the Final Payment Day specified in Table 1 above is not a Business Day, then the Final Payment Day shall be the third Business Day following the Relevant Delivery Date, if such third Business Day is different than the day specified in Table 1.

2

SCHEDULE 9—LIGHT FINISHED PRODUCTS AND SPECIALTY GRADE PRICING

INTENT AND STRUCTURE OF PRICING ARRANGEMENT

The intent of this Light Finished Products Pricing schedule is to provide a mechanism under which PBF will receive the proceeds that would be associated with “market priced” sales of Light Finished Product. “Market priced” means a price that reflects the value that would be obtained by two parties in negotiating an arms length transaction in the open market.

The Light Finished Product that MSCG purchases from PBF on a delivered-into-tank basis will subsequently be sold by MSCG under five modes of delivery: the NuStar Terminal truck rack (“Rack”), the Refinery dock (“Barge”), the pipelines that ship product from the Refinery to Linden, NJ, (“NYH Pipe”), to Macungie, PA (“PA Pipe”) and to the Philadelphia Airport (“Jet Pipe”). The ***** modes of delivery will generally result in ***** than the ***** mode of delivery. This schedule is structured such that PBF will receive, on a daily basis, an initial minimum price that reflects the ***** value (the “Base Barge Price”). PBF will subsequently receive additional proceeds (the “Location Premium”) that reflect the ***** as a result of *****.

The Base Barge Price will be set at a level that reflects a market price (“*****”) for delivery to *****, less ***** to the transaction between PBF and MSCG. The costs to execute such conversion between these two transaction bases include ***** and a time-value-of-money (“TVM”) adjustment at ***** basis points (“bps”). The TVM adjustment captures the economic impact of ***** compared to when a buyer would pay under the reference ***** barge transaction.

The Location Premium will be calculated based on the net revenue improvement between the four alternate modes of delivery ***** compared to the Base Barge Price. This net revenue improvement adjusts the higher ***** price by the ***** associated with selling product via ***** relative to Barge. This includes ***** and TVM costs. In essence, the Location Premium compares the ***** of a ***** sale to the ***** in each netback. This incremental netback value is ***** to arrive at the total Location Premium.

***** will receive a Sales Incentive from *****, that is a *****.

MSCG will also pay *****.

3

SECTION I: BASE BARGE PRICE

The Base Barge Price shall be calculated as follows:

Base Barge Price = *****—*****, where:

A.	***** = *****.

B.	***** = *****:

1.	*****.

2.	***** = *****.

SECTION II: PROVISIONAL PRICE

The Provisional Price payable by MSCG pursuant to Section 9.1 with respect to a Light Finished Product shall equal the ***** effective for the Delivery Date, or if the Delivery Date is not a Business Day or is the same as the Provisional Payment Day, effective for the Business Day prior to the Delivery Date.

The Provisional Price payable by MSCG pursuant to Section 9.1 with respect to a Specialty Grade shall equal the ***** to produce the Specialty Grade Product instead of the “Next Best Alternative Product” as mutually agreed between the Parties.

SECTION III: FINAL PRICE

The Final Price payable by MSCG pursuant to Section 9.1 with respect to a Product shall equal the ***** Business Day on which PBF delivers to MSCG the Daily Report of Delivered Volumes for such Product delivery pursuant to Section 5.9.

SECTION IV: LOCATION PREMIUM

In addition to the Final Price, ***** on Light Finished Products only, which is a lump sum amount payable pursuant to Section 9.2 and calculated in the following manner:

Location Premium = *****:

A.	Rack Premium = *****:

1.	Rack Volume = with respect to the relevant delivery day, the volume ***** at the rack (including sales to *****).

4

2.	Rack vs. Barge Price Differential = with respect to the relevant delivery day, the price at which *****, less ***** expressed as a differential to a ***** calculated using the ***** prices effective on the day that the rack sale transaction is priced (which is based on the market closing price the ***** prior to the ***** at the rack).

(a)	Rack Costs include, with respect to the relevant delivery day, any rack fees paid to PBF or NuStar, a $*****/gallon rack sales administration fee paid ***** to bridge the period of time between ***** cash receipt on its rack sales and the payment timing of the standard ***** transaction.

B.	NYH Pipe Premium = *****, where:

1.	NYH Pipe Volume = with respect to the relevant delivery day, the volume *****.

2.	NYH Pipe vs. Barge Price Differential = with respect to the relevant delivery day, the price at which *****, less ***** (if any) expressed as a differential to a Base Barge Price calculated using the ***** prices effective at the time the pipe sale transaction is executed.

(a)	NYH Pipe Costs = with respect to the relevant delivery day, the Tariff to ship on ***** and a ***** to bridge the period of time between *****’s cash receipt on its NYH Pipe sales and the payment timing of the standard ***** transaction

C.	PA Pipe Premium = *****, where:

1.	PA Pipe Volume = with respect to the relevant delivery day, the volume *****.

2.	PA Pipe vs. Barge Price Differential = with respect to the relevant delivery day, the price at which ***** expressed as a differential to a ***** calculated using the ***** prices effective at the time the pipe sale transaction is executed.

(a)	PA Pipe Costs = with respect to the relevant delivery day, the Tariff to ship on ***** and a ***** to bridge the period of time between *****’s cash receipt on its PA Pipe sales and the payment timing of the standard ***** transaction

D.	Jet Pipe Premium = *****, where:

1.	Jet Pipe Volume = with respect to the relevant delivery day, the volume *****.

2.	Jet Pipe vs. Barge Price Differential = with respect to the relevant delivery day, the price at which *****, less ***** expressed as a differential to a ***** calculated using the ***** prices effective at the time the pipe sale transaction is executed.

5

(a)	Jet Pipe Costs = with respect to the relevant delivery day, the Tariff to ship on ***** and a ***** to bridge the period of time between *****’s cash receipt on its Jet Pipe sales and the payment timing of the standard ***** transaction

SECTION V: SALES INCENTIVE

PBF will pay MSCG a Sales Incentive, which is a lump sum amount payable pursuant to Section 9.3 and calculated in the following manner:

Sales Incentive = (A) x *****, where:

A.	A = ***** as follows:

1.	*****% to MSCG for quarters in which the ***** is less than $***** million.

2.	*****% to MSCG for quarters in which the ***** is higher than $***** but less than $***** million (MSCG receives *****% of the ***** in this band).

3.	*****% to MSCG for quarters in which the ***** is higher than $***** million but less than $***** million (MSCG receives *****% of the ***** in this band in addition to the amount received under A2 above).

4.	*****% to MSCG for quarters in which the ***** is higher than $***** but less than $***** million (MSCG receives *****% of the ***** in this band in addition to the amounts received under A2 and A3 above).

5.	*****% to MSCG for quarters in which the ***** is higher than $***** million but less than $***** million (MSCG receives *****% of the ***** in this band in addition to the amounts received under A2, A3 and A4 above).

6.	*****% to MSCG for quarters in which the ***** is higher than $***** million (MSCG receives *****% of the ***** in this band in addition to the amounts received under A2, A3, A4 and A5 above.

B.	In the event that the total volumes of Light Finished Product produced in any quarter are below *****MB, MSCG and PBF would agree to adjust the ***** as follows:

1.	*****, where:

(a)	***** = *****.

(b)	***** = *****.

C.	The total Sales Incentive will not exceed $***** per contract year.

D.	For purposes of this calculation, the Location Premium will be calculated prior to any time-value-of-money adjustments and will constitute the aggregate ***** payable over the relevant quarterly period.

6

SECTION VI: SPECIALTY GRADE PREMIUM

In addition to the Location Premium (which, for the avoidance of doubt, shall not be paid on Specialty Grades), MSCG will also pay PBF a Specialty Grade Premium, which is a lump sum amount payable pursuant to Section 9.2 and calculated in the following manner:

Specialty Grade Premium = (A) x *****, where:

A.	(A) = *****%.

B.	Specialty Volume = with respect to the relevant transaction, the volume of specialty waterborne products sold by MSCG from the Refinery, where “specialty” means grades other than the grades listed on Schedule 1 of this Agreement.

C.	FOB Specialty Product Price = the price, to be mutually agreed to by the Parties, of the Specialty Product as ***** by the designated mode of transportation. In cases where the FOB Specialty Product Price is not readily transparent, the Parties will use a ***** price for the Specialty Product in a relevant market, *****, as a guide for setting the FOB Specialty Product Price.

D.	Next Best Alternative Product Price = the ***** of the “Next Best Alternative Product,” defined as the Product that the Refinery would produce if it chose not to produce the Specialty Grade Product. The Next Best Alternative Product Price would be mutually agreed upon by the Parties before the Specialty Grade Product was produced by the Refinery.

E.	In addition, PBF will receive *****.”

Schedule 9—Illustrative Base Barge Price Calculation

(subject to revision upon decision of the Governance Committee)

		A	B	C	B + C	D	B + C + D
General Product Description	Advisor Product Code	***** Reference Price	Barge Freight(1) (cpg)	Loading Cost(2) (cpg)	Netback before Delivery Cost (cpg)	Delivery Cost(3) (cpg)	Total Netback (cpg)
CBOB	CBOBUNL12.9	*****	*****	*****	*****	*****	*****
CBOB_SUP	CBOBPRE12.9	*****	*****	*****	*****	*****	*****
FINISHED JET	JET	*****	*****	*****	*****	*****	*****
HEATING OIL	HSFO2 UNDYED	*****	*****	*****	*****	*****	*****
PBOB	RBOB10.0UNL13.5	*****	*****	*****	*****	*****	*****
RBOB	RBOB10.0UNL13.5	*****	*****	*****	*****	*****	*****

Footnotes:

1)	Barge Freight set with reference to the Poten & Partners Northeast Barge Market Report as of 12/01/2010
2)	Inludes inspection charges (***** cpg), Line Handling (***** cpg), Insurance (***** cpg), Assist tug—docking and undocking (*****)
3)	Inlcudes applicable TVM Charge, Insurance for Inventory in Tank (***** cpg) and *****% loss allowance

7

SCHEDULE 10— INTERMEDIATE PRODUCTS AND LUBES PRICING—DRAFT

The price (the “PBF Intermediate Product Price” or the “PBF Lubes Price”, as applicable) paid for each Product (as defined in the table below) by PBF to MSCG for MSCG’s sales to PBF shall be equal to (A) + (B), where:

(A)	= *****;

(B)	= *****;

The price (the “MSCG Intermediate Product Price” or the “MSCG Lubes Price”, as applicable) paid for each Product by MSCG to PBF for PBF’s sales to MSCG shall be equal to (A) + (B) – (C), where:

(A)	= *****;

(B)	= *****.

(C)	= *****.

Please see the table below for details.

			A			B	C
Product Category	General Product Description	Advisor Product Code	*****	Cash Reference Price	Cash Pricing Differential Rationale	*****	*****
Intermediate Products	LT. STRAIGHT RUN	LSRG	*****	Estimated market value for Naptha	The Cash Pricing Differential was mutually agreed based on limited amount of tank quality data available	*****	*****
Intermediate Products	RAW FCC NAPHTHA	CATG	*****			*****	*****
Intermediate Products	SOUR NAPHTHA	NAPLOW	*****			*****	*****
Intermediate Products	SOUR NAPHTHA	NAP40	*****			*****	*****
Intermediate Products	SWEET NAPTHA	NAPSWEET	*****			*****	*****

			A			B	C
Product Category	General Product Description	Advisor Product Code	*****	Cash Reference Price	Cash Pricing Differential Rationale	*****	*****
Intermediate Products	ALKYLATE	ALKY	*****	Estimated market value for Alkylate	The Cash Pricing Differential was mutually agreed based on limited amount of tank quality data available	*****	*****

Intermediate Products	REFORMATE	REFM	*****	Estimated market value for Reformate	The Cash Pricing Differential was mutually agreed based on limited amount of tank quality data available	*****	*****

Intermediate Products	CHD1 FEED	CHDLGO	*****	*****	*****	*****	*****

Intermediate Products	SOUR ST RUN KERO	KERO	*****	*****	*****	*****	*****

2

			A			B	C
Product Category	General Product Description	Advisor Product Code	*****	Cash Reference Price	Cash Pricing Differential Rationale	*****	*****
Intermediate Products	DAO	345PDRAF	*****	*****	*****	*****	*****

Intermediate Products	LUBE DISTILLATE	LUBEDIST	*****	*****	*****	*****	*****
Intermediate Products	LUBE MISC	6287LHDT	*****			*****	*****
Intermediate Products	LUBE MISC	6051LHDT	*****			*****	*****
Intermediate Products	LUBE RAFFINATE	LUBERAFF	*****			*****	*****

3

			A			B	C
Product Category	General Product Description	Advisor Product Code	*****	Cash Reference Price	Cash Pricing Differential Rationale	*****	*****
Lubes	LUBE EXTRACT	LUBEEXT-130A	*****	*****	*****	*****	*****
Lubes	LUBE EXTRACT	LUBEEXT-100	*****			*****	*****
Lubes	LUBE EXTRACT	LUBEEXT-220	*****			*****	*****
Lubes	LUBE EXTRACT	LUBEEXT	*****			*****	*****
Lubes	LUBE EXTRACT	HVYFURFEXT	*****			*****	*****

Lubes	LUBE BASE OIL	STK6154	*****	*****	*****	*****	*****
Lubes	LUBE BASE OIL	STK6336	*****			*****	*****
Lubes	LUBE BASE OIL	STK339	*****			*****	*****
Lubes	LUBE BASE OIL	STK850	*****			*****	*****
Lubes	LUBE BASE OIL	STK318	*****			*****	*****
Lubes	LUBE BASE OIL	STK345	*****			*****	*****

Footnotes:

1)	First nearby contract. Each month, Contracts will be rolled ratably over *****, beginning on the ***** Business Day before the settle, such that on this ***** Business Day before the settle, ***** of the contracts will be rolled (at the settlement price for this ***** Business Day before the settle) to the contract for the month after the near month, and therefore ***** of the Cash Pricing Differentials will be adjusted to match this new contract. On the ***** Business Day before the settle, an additional ***** of the contracts will be rolled (at the settlement price) to the contract for the month after the near month, and by the close of the ***** Business Day prior to the near month contract settle, the ***** of the contracts will be rolled such that all Cash Pricing Differentials will be based off the contract for the month after the near month.

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From time to time, the Parties may amend and revise the Cash Pricing Differentials and/or the Delivery Costs. The Parties shall make commercially reasonable efforts to agree upon any updates, with MSCG serving as the ultimate calculation agent. MSCG shall keep PBF apprised of any spot market transactions that MSCG undertakes related to the supply or offtake of any of the Intermediate or Lube product streams. This information shall be used as an over-riding source of updates to the Cash Pricing Differentials.

In order to maintain consistency across technology platforms, on any given day that MSCG and PBF decide to change the Cash Pricing differentials, the change must be agreed to by 3pm ET. The updated Cash Pricing Differential will be applied to volumes produced or consumed by the Refinery on the day of the change (this volume data will be sent by PBF to MSCG on the morning of the Business Day after which the Cash Pricing Differential was changed).

Upon any change to a Cash Pricing Differential, MSCG shall calculate a True Up Amount as follows:

True Up Amount ($) = *****, where:

(X) = *****.

New Cash Pricing Differential = *****

Old Cash Pricing Differential = *****

The True Up Amount will be included on the first invoice that applies the new Cash Pricing Differential. If the True Up Amount is owed to PBF, then this amount shall be paid by MSCG to PBF and vice versa.

Note that any change in the Cash Pricing Differentials as a result of the rolling methodology described in the footnote to the table above will be considered cash flow neutral. These types of changes will not be factored into the True Up Amount and will not trigger the exchange of any funds between the Parties.

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SCHEDULE 11—SLURRY PRICING

The price paid for Slurry by PBF to MSCG for MSCG’s sales to PBF shall be equal to the *****.

SCHEDULE 12—PRO FORMA CALCULATION OF TVM

(subject to revision upon decision of the Governance Committee)

Schedule 12—Paulsboro Refinery: TVM Calculation—Finished Light Products

	CBOB REG	CBOB Prem	RBOB	PBOB	HO	JET
TVM Adjustment in Base Barge Price
Base Barge Price
Argus NYH Barge Mean (cpg)	*****	*****	*****	*****	*****	*****
Barge Costs (excl. Delivery Cost)	*****	*****	*****	*****	*****	*****
Net Base Price before Delivery Cost (cpg)	*****	*****	*****	*****	*****	*****
Net Base Price before Delivery Cost ($/BBL)	*****	*****	*****	*****	*****	*****

TVM Cost breakdown
Libor	*****	*****	*****	*****	*****	*****
Spread	*****	*****	*****	*****	*****	*****
Costs	*****	*****	*****	*****	*****	*****

TVM Base Barge Price
TVM Days—Deemed
Minimum Residence	*****	*****	*****	*****	*****	*****
Incremental Residence	*****	*****	*****	*****	*****	*****
In Transit (Barge)	*****	*****	*****	*****	*****	*****
Invoice	*****	*****	*****	*****	*****	*****
AR	*****	*****	*****	*****	*****	*****
AR adj.	*****	*****	*****	*****	*****	*****

Total	*****	*****	*****	*****	*****	*****

TVM ($/BBL)—Base Barge Price	*****	*****	*****	*****	*****	*****

Schedule 12—Paulsboro Refinery: TVM Calculation — Finished Light Products

	CBOB REG	CBOB Prem	RBOB	PBOB	HO	JET
TVM Adjustment in Location Premium

Days TVM
	Minimum Residence	Incremental Residence	In Transit	Invoice	AR	AR Adj.	Total	Delta to Base Barge
Weighted Average TVM Days—Deemed
Base Barge								*****
MS Sales to Third Parties
Paulsboro Rack	*****	*****	—	*****	*****	*****	*****	*****
Buckeye Pipeline Sales	*****	*****	—	*****	*****	*****	*****	*****
ColonialPipeline Sales	*****	*****	—	*****	*****	*****	*****	*****
Jet Pipeline Sales	*****	*****	—	*****	*****	*****	*****	*****
Waterborne Sales	*****	*****	*****	*****	*****	*****	*****	—
Term Sales VLO
Paulsboro Rack	*****	*****	—	*****		*****	*****	*****
Buckeye Pipeline Sales	*****	*****	—	*****	*****	*****	*****	*****
ColonialPipeline Sales	*****	*****	—	*****	*****	*****	*****	*****
Term Sales XOM
Paulsboro Rack	*****	*****	—	*****	*****	*****	*****	*****
Buckeye Pipeline Sales	*****	*****	—	*****	*****	*****	*****	*****
Term Sales Jet
Paulsboro Rack	*****	*****	*****	*****	*****	*****	*****	*****
Buckeye Pipeline Sales	*****	*****	—	*****	*****	*****	*****	*****

TVM Adjustment ($/BBL)
MS Sales to Third Parties
Paulsboro Rack	*****	*****	*****	*****	*****	*****
Buckeye Pipeline Sales	*****	*****	*****	*****	*****	*****
ColonialPipeline Sales	*****	*****	*****	*****	*****	*****
Jet Pipeline Sales	*****	*****	*****	*****	*****	*****

Term Sales VLO
Paulsboro Rack	*****	*****	*****	*****	*****	*****
Buckeye Pipeline Sales	*****	*****	*****	*****	*****	*****
ColonialPipeline Sales	*****	*****	*****	*****	*****	*****

Term Sales XOM
Paulsboro Rack	*****	*****	*****	*****	*****	*****
Buckeye Pipeline Sales	*****	*****	*****	*****	*****	*****

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Schedule 12—Paulsboro Refinery: TVM Calculation—Intermediates and Lubes

	LT. STRAIGHT RUN	RAW FCC NAPHTHA	SOUR NAPHTHA	SWEET NAPHTHA	ALKY- LATE	REFOR- MATE	CHD1 CostsD	SOUR ST RUN KERO	DAO	LUBE DISTIL- LATE	LUBE MISC.	LUBE EXTRACT	LUBE BASE OIL	LUBE RAFFINATE
Estimated Price (cpg)	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
Net Base Price before TVM ($/BBL)	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****

TVM Days—Deemed
Total	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****

TVM Cost breakdown
Libor	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
Spread	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****
Costs	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****

TVM ($/BBL)	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****	*****

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Schedule 13A—Form of Intermediates Nomination Notice

(for documenting sales of Intermediate Product to PRC at the Refinery in connection with MSCG purchases from the market)

Morgan Stanley Capital Group Inc.

Date: [XXXX]

To: Paulsboro Refining Company LLC (“Counterparty”)

Attention: Todd O’Malley

From: Morgan Stanley Capital Group Inc. (“MSCG”)

Operations Contact: Lynn Argianas

Telephone No: 914-225-1519

E-mail: lynn.argianas@morganstanley.com

This “Intermediates Nomination Notice” sets forth certain binding terms that shall apply to the sale of certain Intermediate Products from MSCG to Counterparty under the terms of the Amended and Restated Products Offtake Agreement between MSCG and Counterparty, effective September 1, 2012, as such agreement may be amended or supplemented from time to time (the “Offtake Agreement”) and as set forth herein. Any capitalized term not defined herein shall have the meaning specified in the Offtake Agreement.

1.	Product: [xxxxxxxxxxxx]

2.	Quantity: Approximately [•] Barrels

3.	Delivery Date: The Delivery Date shall occur during the period from [xxxxxx] to [xxxxx] (the “Delivery Period”)

4.	Price: [formula price] per Barrel, rounded to the nearest third decimal place

5.	Delivery Location: Out-of tank at the Refinery in accordance with the terms of the Offtake Agreement

6.	Title Transfer: As per the terms of the Offtake Agreement, as Product passes the outlet flange of the relevant Tank

7.	Payment Terms: As per terms of the Offtake Agreement

We appreciate the opportunity to have concluded this business with you.

Regards,

Morgan Stanley Capital Group Inc.

By:
Name:
Title:
Date:

Schedule 13B—Form of Intermediates Nomination Notice

(for documenting purchases of Intermediate Product from PRC at the Refinery in connection with

MSCG sales to the market)

Morgan Stanley Capital Group Inc.

Date: [XXXX]

To: Paulsboro Refining Company LLC (“Counterparty”)

Attention: Todd O’Malley

From: Morgan Stanley Capital Group Inc. (“MSCG”)

Operations Contact: Lynn Argianas

Telephone No: 914-225-1519

E-mail: lynn.argianas@morganstanley.com

This “Intermediates Nomination Notice” sets forth certain binding terms that shall apply to the sale of certain Intermediate Products from Counterparty to MSCG under the terms of the Amended and Restated Products Offtake Agreement between MSCG and Counterparty, effective September 1, 2012 as such agreement may be amended or supplemented from time to time (the “Offtake Agreement”), and as set forth herein. Any capitalized term not defined herein shall have the meaning specified in the Offtake Agreement.

1.	Product: [xxxxxxxxxxxx]

2.	Quantity: Approximately [•] Barrels

3.	Delivery Date: The Delivery Date shall occur during the period from [xxxxxx] to [xxxxx] (the “Delivery Period”)

4.	Price: [formula price] per Barrel, rounded to the nearest third decimal place

5.	Delivery Location: Into-tank at the Refinery in accordance with the terms of the Offtake Agreement

6.	Title Transfer: As per the terms of the Offtake Agreement, as Product passes the inlet flange of the relevant Tank

7.	Payment Terms: As per terms of the Offtake Agreement

We appreciate the opportunity to have concluded this business with you.

Regards,

Morgan Stanley Capital Group Inc.

By:
Name:
Title:
Date:

SCHEDULE 14—TRANSITIONAL OFFTAKE AGREEMENT

1. Parties:	Morgan Stanley Capital Group Inc. (“MSCG”) and Paulsboro Refining Company LLC, a Delaware limited liability company who has a place of business located at One Sylvan Way, 2nd Floor, Parsippany, NJ 07054-3887 (“PRC”) and PBF Holding Company LLC, a Delaware limited liability company who has a place of business located at One Sylvan Way, 2nd Floor, Parsippany, NJ 07054-3887 (“PBFH”, and jointly and severally with PRC, “PBF”) (each a “Party” and collectively, the “Parties”).

2. Definitions:	Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Amended and Restated Products Offtake Agreement between the Parties hereto dated as of August 30, 2012 (the “Terminated Offtake Agreement”).

3. Intent and Purpose:

It is intended that the Parties will, after the Commencement Date, negotiate the terms of a Transitional Offtake Agreement that will incorporate the terms and conditions set out in this Term Sheet. Matters that are not contemplated by or made clear in this Term Sheet will be subject to the mutual agreement of the Parties, provided always that any such matters shall be determined in a manner that is consistent with the terms and conditions set out in this Term Sheet and, where applicable, the terms and conditions of the Terminated Offtake Agreement.

Following termination of the Terminated Offtake Agreement and in the circumstances described below, the Parties have agreed that MSCG shall provide certain offtake services, on an exclusive basis, to PBF in connection with sales of Light Finished Products produced in the Refinery.

4. Transaction Structure:

On the Transition Commencement Date (as defined below) at the Purchase Time (to be defined in the Transition Offtake Agreement), PBF would purchase and MSCG would sell all Products in the Tanks (the “Inventory”). PBF would pay on the Transition Commencement Date a provisional amount for the Inventory based on estimated volumes and based on a price equal to the ***** (as described in Schedule 9 of the Terminated Offtake Agreement) as of the Business Day *****. MSCG would invoice PBF for the provisional amount by 10 a.m. EPT on the Transition Commencement Date. The final price would be determined based on the average of the ***** and each of the *****. After final pricing and determination of final volumes, (i) if the final payment amount in respect of the Inventory is greater than the provisional amount that was paid, PBF shall pay the difference between the final amount and the provisional amount to MSCG, and (ii) if the final payment amount in respect of the Inventory is less than the provisional amount that was paid, MSCG shall pay the difference between the final amount and the provisional amount to PBF.

On and after the Transition Commencement Date, MSCG would begin to purchase from PBF all Light Finished Products produced in the Refinery that PBF does not intend to sell at the Refinery truck rack (“Transition Products”) at the *****, if applicable. The purchases would be governed by mutually agreed upon general terms and conditions (the “GTCs”). MSCG would purchase the Transition Products FOB at the Refinery’s dock or at the Refinery’s connection to the relevant Pipeline.

MSCG would be the exclusive purchaser of Transition Products from the Refinery.

The pricing and payment terms for such purchases would be established by the Parties in accordance with industry practice and set forth in the Transition Offtake Agreement. All volumes and measurements would be based on the best available information when calculations are performed and trued up later based on more accurate information.

5. Term:	The Terminated Offtake Agreement would terminate and the Transitional Offtake Agreement would commence at the Purchase Time on the Termination Date under the Terminated Offtake Agreement (the “Transition Commencement Date”) and would continue in effect until the six-month anniversary of the Transition Commencement Date (the “Term”).

6. Conditions Precedent to Transition Commencement Date:

The Transitional Offtake Agreement would contain customary conditions to closing, including execution and delivery of the Transitional Offtake Agreement, as well as the following items:

(i) PBF has not, prior to the termination of the Terminated Offtake Agreement, notified MSCG in writing that the Transitional Offtake Agreement would not be required; or

(ii) PBF has made full and final payment when due of any amount payable under the Terminated Offtake Agreement, the Delaware City Offtake Agreement, the Toledo Crude Oil Acquisition Agreement and any other offtake or supply agreement between MSCG and any PBF Affiliate and any Transaction Document as defined in any such agreement (provided that where there is a bona fide dispute in relation to any such amount, references to such amounts shall be deemed to be references to the undisputed part of such sum).

7. Forecasts, Reports and Coordination:

The Transitional Offtake Agreement would contain reporting and nomination procedures for Transition Products and information exchange procedures, in each case substantially similar to the reporting and nomination and information exchange requirements contained in Section 5 of the Terminated Offtake Agreement.

The Transitional Offtake Agreement would provide for development of procedures for the exchange of information between the Parties throughout the Term to facilitate optimization of the Refinery operations and production scheduling with MSCG’s marketing and sales activities. Such procedures would include meetings (whether in person or by telephone or video conference) on an as required basis and a monthly meeting in person between PBF personnel and MSCG to, amongst other things, review the then current maintenance activities, delivery and production programs and related operational issues and to consider marketing activity and opportunities.

8. Insurance:	The Transitional Offtake Agreement would contain the same insurance requirements as were contained in the Terminated Offtake Agreement.

9. Interruption of Refinery Operations:

The Transitional Offtake Agreement would contain provisions regarding periods when the Refinery is not operating, due to turnaround, maintenance, force majeure or other reasons, and measures to mitigate or minimize the adverse economic consequences and increased economic exposure to both Parties as a result thereof.

Upon the occurrence of a force majeure event, each Party’s obligation to perform under the Transitional Offtake Agreement would be suspended until such force majeure event ceases to exist, including obligations to supply Transition Products, if any.

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10. Credit, Security and Adequate Assurance:

Morgan Stanley would provide a guarantee of MSCG’s performance under the Transitional Offtake Agreement for the benefit of PBF.

PBF Holding Company LLC would provide a guarantee of PRC’s performance, and PBF Energy Company LLC would provide a guarantee of PBF’s obligations, under the Transitional Offtake Agreement for the benefit of MSCG.

The Transitional Offtake Agreement would contain customary provisions regarding financial assurances, providing appropriate current financial information and notification of certain events. The Transitional Offtake Agreement also would contain positive and negative financial covenants as are customary or desirable by MSCG for such transactions, acting reasonably.

11. Governing Law and Jurisdiction:	The Transitional Offtake Agreement would be interpreted in accordance with and governed by the laws of the State of New York exclusive of its conflicts of law principles. The Parties would irrevocably submit to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the Borough of Manhattan, New York, or, if any federal court declined to exercise or does not have jurisdiction, in any New York state court in the Borough of Manhattan and waive the right to a jury trial.

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